As filed with the Securities and Exchange Commission on December 30, 1999

                                                     Registration No. 333-
-------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                        NELNET STUDENT LOAN CORPORATION-2
             (Exact name of registrant as specified in its charter)

          NEVADA                                           84-1518863
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

           1801 CALIFORNIA STREET, SUITE 3920, DENVER, COLORADO 80202,
       (303) 292-6930 (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)


                         Ronald W. Page, Vice President
                        NELNET Student Loan Corporation-2
   1801 CALIFORNIA STREET, SUITE 3920, DENVER, COLORADO 80202, (303) 292-6930
           (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                              --------------------

                                   COPIES TO:

                           Thomas H. Duncan, Esq.
                           Ballard Spahr Andrews & Ingersoll, LLP
                           1225 Seventeenth Street, Suite 2300
                           Denver, Colorado  80202
                           (303) 292-2400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                       CALCULATION OF REGISTRATION FEE



                                                                                                       AMOUNT OF
 TITLE OF EACH CLASS OF        AMOUNT TO BE       PROPOSED MAXIMUM        PROPOSED MAXIMUM          REGISTRATION
SECURITIES TO BE REGISTERED    REGISTERED(1)   OFFERING PRICE PER UNIT (AGGREGATE OFFERING PRICE(2)     FEE(3)
         notes                $2,500,000,000            100%               $2,500,000,000             $660,000(4)
========================    ================= ======================  =======================     ================


(1) The amount of securities being registered represents the maximum aggregate principal amount of securities currently expected to be offered for sale.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3)  Registration fee is calculated on the basis of 264  per million offered.

(4) The sum of $264 is remitted at the time of filing of this Registration Statement. A fee of $659,736 was previously paid on December 2, 1999.


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

The information contained herein is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This prospectus supplement and prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any state in which such offer is not permitted.

                       SUBJECT TO COMPLETION, Dated __________ __, ____


PROSPECTUS SUPPLEMENT
(To prospectus dated __________ __, ____)

                                  $------------
                         STUDENT LOAN ASSET-BACKED NOTES
                                   SERIES ____

                        NELNET STUDENT LOAN CORPORATION-2
                                     ISSUER

        We are offering our notes in the following _____ classes:


                         Original                                                          Proceeds
                        Principal   Interest   Final Legal      Price to   Underwriting       to
        CLASS             AMOUNT      RATE       MATURITY        PUBLIC      DISCOUNT     ISSUER(1)
        -----             ------      ----       --------        ------      --------     ------


-------------                     $                                                      $

-------------                     $                                                      $

-------------                     $                                                      $

-------------                     $                                                      $

-------------                     $                                                      $

________-____          $                                                                .$
                         ------------------   ----------------------------           ----
Total

--------------------
(1)     Before deducting expenses estimated to be $__________

        The notes:

        o       will be secured by a revolving pool of student loans

        o       will be rated _____ by ___________ and _________________.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form only on or about ______ __, ____.

                            PAINEWEBBER INCORPORATED

                              [INSERT OTHER NAMES]

                                 ----------, ---

        YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE __ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE __ OF THE PROSPECTUS.

               THE NOTES ARE OBLIGATIONS OF OUR COMPANY PAYABLE SOLELY FROM THE COLLATERAL DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS. [THE [SERIES ___] [CLASS ___] NOTES ARE INSURED AS TO TIMELY PAYMENTS OF PRINCIPAL AND INTEREST BY [NOTE INSURER]]. THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES ONLY IF ACCOMPANIED BY THE PROSPECTUS.

                            [INSIDE FRONT COVER PAGE]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT
                                                                         PAGE

Summary...................................................................S-3
Risk Factors..............................................................S-6
The Sellers...............................................................S-7
[Previously Issued Notes.................................................S-8]
Credit Enhancement.......................................................S-10
Use of Proceeds..........................................................S-13
Characteristics of Our Student Loans.....................................S-14
Information Relating to the Guarantee Agencies...........................S-20
Ratio of Earnings to Fixed Charges.......................................S-21
Special Note Regarding Forward Looking Statements........................S-21
Plan of Distribution.....................................................S-22
Legal Matters............................................................S-22


                                   PROSPECTUS

About This Prospectus...................................................... i
Summary of the Offering.................................................. iii
Risk Factors ...............................................................1
Special Note Regarding Forward Looking Statements...........................7
Description of the Notes................................................... 8
Security and Sources of Payment for the Notes............................. 16
Book-Entry Registration................................................... 19
Additional Notes.......................................................... 24
Summary of the Indenture Provisions....................................... 24
Description of Credit Enhancement..........................................36
NELNET Student Loan Corporation-2..........................................39
The Student Loan Program of NELNET Student Loan Corporation-2..............41
Description of the Federal Family Education Loan Program...................44
Description of the Guarantee Agencies......................................57
Federal Income Tax Consequences........................................... 63
ERISA Considerations...................................................... 67
Relationships Among Financing Participants................................ 68
Plan of Distribution...................................................... 69
Legal Matters............................................................. 70
Financial Information..................................................... 70
Ratings .................................................................. 70
Incorporation of Documents by Reference; Where to Find More Information .. 71

Appendix I-Global Clearance, Settlement and Tax Documentation Procedures..I-1

                           [END OF INSIDE FRONT COVER]

               IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THE
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


        We provide information to you about the notes in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

        IF THERE IS A CONFLICT BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

        Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

        Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary of Defined Terms" beginning on page ___ in the accompanying prospectus.

                                     SUMMARY

          o The following summary is a very general overview of the terms of the notes and does not contain all of the information that you need to consider in making your investment decision.

          o Before deciding to purchase the notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the prospectus.

          o This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward Looking Information" in the prospectus.

GENERAL

o The notes will be issued pursuant to an indenture of trust and will be [senior] [subordinate] [junior-subordinate] notes having the rights described in the prospectus. We will issue the class __-___ and class ___-___ notes in minimum denominations of $_______ or any integral multiple of $_______ [and we will issue the class ___-___ notes and the class ___-___ notes in minimum denominations of $________ or any integral multiple of $________.] We will use the proceeds from the sale of the notes to purchase a portfolio of student loans, to make a deposit to the Reserve Fund and to pay costs of issuing the notes.

o [We have previously issued other classes of notes and have similarly used the proceeds we received to purchase student loans. All of those student loans previously acquired, along with the student loans we purchase with] [The] proceeds of the notes being offered by this prospectus supplement, are pledged to a trustee to secure repayment of all of the notes issued under the indenture. The exact composition of this common pool of collateral will change over time as loans are repaid and new loans are added.

o The sole source of funds for payment of all of the notes issued under the indenture is the student loans and investments that we pledge to the trustee and the payments that we receive on those student loans and investments.

INTEREST RATES

    [FIXED RATE NOTES]

    [The class __-__ notes and the class __-__ notes will bear interest at the following rates per annum:

    class ______  -   ___%
    class ______  -   ___%]

    [AUCTION RATE CERTIFICATE  NOTES]


                                   INITIAL
                        INITIAL      RATE
                INITIAL AUCTION   ADJUSTMENT
                 RATE    DATE        DATE
class __-__
class __-__

    [For each auction period, the interest rate for the class ___-___ notes and the class ___-___ notes will equal the lower of:

    o the rate determined pursuant to the auction procedures described in the accompanying prospectus under "Description of Notes - Auction Rate Certificate Notes;" and

    o a maximum auction rate equal to the greater of the rate of interest on certain United States treasury securities, plus a margin that will range from 1.20% to 1.75% depending upon the ratings assigned to the auction rate certificate notes.

    [The period between auctions for the class __-__ notes and class __-__ notes will be __ days. We may change the length of the auction period for any class of auction rate certificate notes as described in the prospectus under the heading "Description of the Notes- Auction Rate Certificate Notes."]

    [LIBOR RATE NOTES]


                INITIAL   INITIAL   INITIAL
               INTEREST    LIBOR    INTEREST
                PAYMENT    RATE      PERIOD
                 DATE      BASED
                           RATE
class __-__
class __-__

For each subsequent interest period, the class ___-___ notes and class ___-___ notes will bear interest at:

     o [one month] [three month] [six month] LIBOR rate plus _____%, subject to an interest rate cap. See "Description of the Notes - LIBOR rate notes" in the prospectus.

    INTEREST PAYMENTS.

     [o Following each interest accrual period, we will pay the holders of the fixed rate class ___-___ notes and class ___-___ notes the interest rates listed on the cover page. We will calculate interest on the basis of a [365-day] 360-day year [consisting of twelve 30-day months]. For the interest payment due ______ __, ____, the interest accrual period begins on ______ __, ____ and ends on ______, ____. For all other interest payment dates, the interest accrual period will be the preceding calendar month.]

     [o On the first business day after each auction period, we will pay the holders of the auction rate certificate class __- __ notes and the auction rate certificate class __-__ notes the interest accrued on their notes during the preceding auction period at the applicable interest rate. We will calculate interest on the basis of a [360-day] [365-day] year and the actual number of days elapsed during the related auction period.]

     [o On [the first business day of each month, commencing _________ __, ____,] [each _____, ____, ____, ___, ____, ___ and ____, __] we will pay the holders of the LIBOR rate class __- __ notes and class __-__ notes the interest accrued on their notes during the preceding interest accrual period at the applicable interest rate. We will calculate interest on the basis of a 360- day [365-day] year consisting of twelve 30-day months.]

PRINCIPAL REDEMPTIONS

    Although no installments of principal are due on the notes, they are subject to redemption as follows:

o Prior to ______ __, ____, we intend to use most of the principal payments that we receive on our student loans to purchase additional student loans. This revolving period may be extended if the rating agencies rating our notes approve.

o [During the revolving period we also intend to use some of the principal payments and interest payments that we receive on our student loans to redeem classes of notes that we previously issued pursuant to a redemption schedule specified for those notes. Unless events occur that we consider unlikely, we will not redeem any notes being offered by this prospectus supplement prior to ------- --, ----.]

o After the revolving period, we will use the principal payments and some of the interest payments that we receive on our student loans to redeem notes in the order we determine.

o We cannot predict when the notes offered by this prospectus supplement will be redeemed. However, they will be paid in full by ________ __, ____.

o In addition to mandatory redemption from principal receipts, we have the option to redeem the notes from excess interest payments or if we determine that we cannot continue our student loan program. We may also redeem our notes when the aggregate outstanding principal balance of all of our notes is 20% or less of the aggregate initial principal balance of all of the notes issued under the indenture.

o See the discussion under "Description of the Notes" in the prospectus for a more complete discussion of how we will pay your notes.

CHARACTERISTICS OF OUR STUDENT LOAN
PORTFOLIO.

o The portfolio of student loans [that we currently own and] that we expect to acquire with the proceeds of the notes is described below under "Characteristics of our Student Loans" in this prospectus supplement.

SERVICING OF OUR STUDENT LOAN PORTFOLIO.

    Servicer:  o   National Education Loan
                   Network, Inc.

Subservicers:  o   UNIPAC Service
                   Corporation

               o   InTuition, Inc.

[DEFINITIVE NOTES]

    [The [designate classes] notes will be evidenced by definitive notes registered in the name or names of the holders of those notes or their nominee.]

BOOK-ENTRY REGISTRATION

    We expect that the notes will be delivered in book-entry form through the Same Day Settlement System of the Depository Trust Company.

FEDERAL INCOME TAX CONSEQUENCES

     Kutak Rock LLP will deliver an opinion that for federal income tax purposes, the notes [should] [will] be treated as our indebtedness. You will be required to include in your income interest on the notes as paid or accrued, in accordance with your accounting methods and the provisions of the Internal Revenue Code. See "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

    If the notes are treated as indebtedness without substantial equity features, the notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to the considerations discussed under "ERISA Considerations" in the prospectus.

                                  RISK FACTORS

        The discussion under the heading "Risk Factors" in the prospectus describes the risks associated with your investment in the notes. In addition, you should consider the following factors:

OUR ASSETS MAY NOT BE SUFFICIENT TO PAY OUR NOTES

        On the date of issuance of the notes, the aggregate principal balance of the student loans we own and the other assets pledged as collateral for the notes will be less than the aggregate principal balance of all our notes issued under the indenture. In addition, the price we pay for additional student loans that we acquire during the revolving collateral period may exceed the principal balance of those loans.

        As a result, if an event of default should occur under the indenture and we were required to redeem all of our notes, our liabilities may exceed our assets. If this were to occur, we would be unable to repay in full all of the holders of our notes.

THE TRANSITION TO YEAR 2000 MAY IMPAIR OUR ABILITY TO MAKE PAYMENTS ON OUR NOTES

        We cannot now determine whether the transition to the year 2000 will have a material adverse effect on our business operations. The conduct of our business in relationship to purchasing loans or administering the loans we own is not significantly dependent on our own computer programs. However, our loan servicer, subservicers, trustee, the guarantee agencies guaranteeing our student loans and the Department of Education all rely heavily on computer programs and systems for processing transactions related to student loans.

        The trustee, and the servicer and subservicers of our loans have assured us that they are, or are working to become, year 2000 compliant. We are aware that the guarantee agencies and Department of Education are working to address the year 2000 issue. The Department of Education has indicated that all of its data systems are year 2000 compliant. However, we cannot determine if these parties will be adversely affected by the arrival of the year 2000. We cannot terminate our dependence on the servicer, subservicers, guarantee agencies or Department of Education. Under the reasonably likely worst case scenario, the arrival of the year 2000 could delay our receipt of principal and interest payments on our student loans and the receipt of claims payments from the guarantee agencies. If that delay continues for a prolonged period, we may be unable to make timely payments of principal and interest due on our notes.

                                   THE SELLERS

        We expect to use the proceeds of the notes being offered by this prospectus supplement to purchase portfolios of student loans having a principal balance of approximately $__________ from the parties shown below.


                    SELLER            APPROXIMATE BALANCE           SALE DATE

                                                           $
                                                           $
                                                           $
----------------------                 $
        Total                                              $

        Each of the sellers listed above has made representations and warranties with respect to the student loans that we will purchase and has agreed to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect. See "The Student Loan Program of NELNET Student Loan Corporation-2" in the prospectus.

                            [PREVIOUSLY ISSUED NOTES]

        [Information concerning each outstanding series and class of notes that we have previously issued under the indenture is provided below. The student loans and other assets pledged to the trustee will serve as collateral for the outstanding notes and any additional notes that we may issue under the indenture in the future, as well as the notes being offered by means of this prospectus supplement.


                                    Original           Outstanding            , )       , )
                                    Principal       Principal Amount      Interest ,Maturity , )
  SERIES   CLASS    DATE ISSUED      AMOUNT            (AS OF , )          RATE , )  DATE , )
  ------   -----    -----------      ------            ---------          ------     ------











        We have paid in full all scheduled principal and interest due and payable on each series of notes specified above. As of ___________________, the student loans that are in repayment and pledged to the trustee as collateral for the outstanding notes had delinquencies as follows:

       o       $___________________ was 30 to 60 days delinquent;

       o       $___________________ was 61 to 90 days delinquent;

       o       $___________________ was 91 to 120 days delinquent; and

        o       $___________________ was greater than 120 days delinquent.

        As of ___________________, there were $___________________ of our student loans in claim status with a guarantee agency.

     As of ___________________, the cumulative amount of net losses by principal balance of the student loans was $___________________.]

        [The following fees are payable annually with respect to the notes previously issued:


                                 Maintenance and
          Trustee  Servicing    Auction    Broker Dealer  Calculation Agent      Operating
 SERIES     FEE       FEE     AGENT FEES      FEES            FEES             EXPENSES



---------------


     [We have paid in full all fees and expenses due and payable on each series specified above.]

                               CREDIT ENHANCEMENT

[NOTE INSURANCE]

        [We will obtain note insurance for the [class __ notes] which will insure timely payments of interest and payments of principal. Principal payments will be insured by the insurance provider on the following basis:

                          [Describe terms of insurance]

        The amount of the note insurance will be [____]% of the aggregate initial principal amount of the [class __ notes] [student loans]. The amount available under the note insurance policy on any subsequent interest payment date will be [the initial amount minus the sum of all of the prior claims under the policy] [[____]% of the then existing principal amount of the [class __ notes] [student loans]].

        The insurance provider is [name of note insurance provider] [which is a member of [name of insurance group]. The claims paying ability of the [name of insurance provider] [name of insurance group] is rated "____" by the [name of rating agency]]. The address of the insurance provider is [address].]

RESERVE FUND

        [The Reserve Fund is currently funded in an amount equal to __% of the aggregate principal amount of the notes that we now have outstanding.] We will make a deposit to the Reserve Fund on the date the notes are issued in an amount equal to ____ % of the principal balance of the notes. If funds available in the Revenue Fund are not sufficient to make payments when due, moneys in the Reserve Fund may be used to pay amounts due and payable to noteholders. Money withdrawn from the Reserve Fund will be restored through transfers from the Revenue Fund or the Acquisition Fund as directed by us and as available. [We are required to maintain a minimum balance in the Reserve Fund of $_________.]

[INTEREST RATE SWAP]

        [We have entered into an interest rate swap agreement with [insert name of the swap counterparty]. The interest rate swap will terminate on the _____ payment date. We will owe the swap counterparty a net swap payment when the weighted average discount rate on 91 day United States Treasury Bills plus a specified percentage is greater than % of the three month LIBOR. The swap counterparty will owe us a net swap receipt when the three month LIBOR is greater than ____% of the weighted average discount rate on the 91 day United States Treasury Bills plus a specified percentage. The amount of a net swap payment or a net swap receipt is the product of the difference in the rates described above and the interest rate swap's scheduled notional amount.]

        [The scheduled notional amount for any [quarterly] payment date is set forth in Exhibit __ to this prospectus supplement. We expect the scheduled notional amount for any [quarterly] payment date to equal approximately [__]% of the then outstanding principal balance of the class ___ notes.]

        [While the interest rate swap is in effect, it will reduce, but not eliminate, the risk that the rate of interest on the notes will be determined by the applicable interest rate cap.]

        [Insert Description of Interest Rate Swap Party]

[LETTER OF CREDIT]

        [We will obtain an irrevocable [standby] [direct pay] letter of credit from [name of bank]. The letter of credit will protect [class __] noteholders against losses on student loans to the maximum of the stated amount of the letter of credit. The initial letter of credit will expire no earlier than
__________.

        The initial amount of the letter of credit will be [__]% of the aggregate initial principal amount of the [class __ notes] [student loans]. The amount available under the letter of credit on any interest payment date will be equal to this initial amount minus the sum of all of the prior draws under the letter of credit to cover any shortfall between in the amounts payable to the [class __] noteholders [and the class __ noteholders].

        We will be required to renew or replace the letter of credit before its expiration until the [designate class] notes are no longer outstanding. If we do not renew or replace a letter of credit before the expiration of the then existing letter of credit, the trustee will draw under the letter of credit an amount equal to the full amount available under the indenture and will transfer those funds to a separate trust fund. Thereafter, the [trustee] will be entitled to withdraw those funds on each interest payment date if and to the extent draws would have been required under the letter of credit.

        [The long-term debt of the bank issuing the letter of credit is rated "____" by [name of rating agency] [and "____" by [name of rating agency]]. For the year ended [end of fiscal year], the issuing bank reported total assets of $__________, total deposits of $__________ and total capital and reserves of $__________. Upon request to [name of issuing bank], a copy of the annual report of [name of issuing bank] may be obtained [without charge] from [name of issuing bank] at [address].]

SUBORDINATED NOTES

        The rights of the Class B noteholders [and the Class C noteholders] to receive payments of interest and principal are subordinated to the rights of the Class A noteholders to receive payments. [The rights of the Class C noteholder to receive payments of interest and principal are subordinated to the rights of the Class A noteholders and the Class B noteholders.] This subordination is intended to enhance the likelihood of regular receipt by the Class A noteholders [, and secondarily, the Class B noteholders,] of the full amount of scheduled monthly payments of principal and interest due them and to protect the Class A noteholders[, and secondarily, the Class B noteholders,] against losses.

        Class A noteholders have a preferential right to receive, before any distributions to Class B noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on our student loans that would otherwise have been payable to the holders of Class B notes. The Class B notes are then entitled to the available amounts, if any, remaining in the trust estate. [The Class B noteholders have a preferential right to receive, before any distributions to the Class C noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on our student loans that otherwise would have been payable to the holders of the Class C notes. The Class C notes are then entitled to the available amounts, if any, remaining in the trust estate.] See "Description of Credit Enhancement-Subordinate Notes" in the prospectus.

[SURETY BONDS]

        [We will obtain a surety bond in the amount of $________ with respect to the notes in favor of the trustee solely on behalf of the holders of the [class __] notes. The surety bond will provide for coverage of timely payment of all interest and ultimate payment of all principal due on the related class ___ notes. We will pay $________ to the issuer of the surety bond.]

        [Description of the issuer of surety bond to be provided.]

                                 USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the notes will be applied as follows:








        We expect that approximately $___________ of the proceeds deposited to the Acquisition Fund will be used on the issue date to acquire a portfolio of student loans. See "The Sellers" in this prospectus supplement. [The remaining proceeds deposited to the Acquisition Fund are expected to be used to acquire portfolios of student loans in _________, ____.]

                             CHARACTERISTICS OF OUR
                                  STUDENT LOANS
                         (AS OF_____________ __, ____ )

        [We have previously purchased portfolios of student loans.] The characteristics of our student loans [pledged to the trustee on the date of this prospectus supplement and the additional student loans] that we expect to purchase with the proceeds of the notes offered by this prospectus supplement are described below. Since the date for purchase of the additional loans to be acquired with the proceeds of the Series __ notes is other than ______, __, the characteristics of those loans will vary.]



                    COMPOSITION OF OUR STUDENT LOAN PORTFOLIO

Aggregate outstanding principal balance..........................     $
Number of borrowers..............................................
Average outstanding principal balance per borrower...............     $
Number of loans..................................................
Average outstanding principal balance per loan...................     $
Weighted average annual interest rate............................        %
Approximate weighted average remaining term (months) (does not include school, grace, deferment, forbearance or claims).........
Weighted average remaining term (months).........................




                        DISTRIBUTION OF OUR THE STUDENT LOANS BY LOAN TYPE

                                                       Outstanding            Percent of Loans
                                  Number of             Principal              by Outstanding
         LOAN TYPES                 LOANS                BALANCE                  BALANCE
Consolidated                                       $                                        %
PLUS
SLS
Stafford - Subsidized
Stafford - Unsubsidized                  _______             ___________              ___.__
        Total                                      $                                  100.00%
                                 ===============    ====================              ======





                        DISTRIBUTION OF OUR STUDENT LOANS BY INTEREST RATE

                                                         Outstanding         Percent of Loans
                                  Number of               Principal           by Outstanding
      INTEREST RATE                 LOANS                  BALANCE                BALANCE

                                                         $                            %





        Total                                            $                      100.00%
                                         ===========      ==============        ======



                         DISTRIBUTION OF OUR STUDENT LOANS BY SCHOOL TYPE

                                                        Outstanding           Percent of Loans
         School                 Number of                Principal             by Outstanding
          TYPE                    LOANS                   BALANCE                 BALANCE

2-Year Institution                                 $                                    %
4-Year Institution
Proprietry
Unknown
        Total                                      $                             100.00%
                                   =============    =====================         ======



               DISTRIBUTION OF OUR STUDENT LOANS BY BORROWER PAYMENT STATUS

                                                       Outstanding        Percent of Loans
          Borrower                 Number of            Principal          by Outstanding
       PAYMENT STATUS                LOANS               BALANCE              BALANCE

School                                             $                                 %
Grace
Deferment
Forbearance
Claim
Repayment
  First Year Repayment
  Second Year Repayment
  Third Year Repayment
  More than 3 years
    Total                                          $                           100.00%
                                       ===========  =====================      ======



                         GEOGRAPHIC DISTRIBUTION OF OUR STUDENT LOANS

        The following chart shows the geographic distribution of our student loans based on the permanent billing addresses of the borrowers as shown on the servicer's records:


                                           Outstanding          Percent of Loans
                     Number of              Principal            by Outstanding
LOCATION               LOANS                 BALANCE                BALANCE

Alabama
Alaska
American Samoa
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida Foreign Country
Georgia
Guam
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Military (Atlantic)
Military (Europe)
Military (Pacific)
Minnesota
Mississippi
Missouri
Montana
Northern Mariana Islands
North Carolina
North Dakota
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Puerto Rico
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Virgin Islands
Vermont
Washington
West Virginia
Wisconsin
Wyoming
Other                 ------      --------------------                 ------
Total                             $                                    100.00
                     =======      ====================                 =====
---------------



                           DISTRIBUTION OF OUR STUDENT LOANS BY DATE OF
                                           DISBURSEMENT

                                                            Outstanding         Percent of Loans
           Disbursement                 Number of            Principal           by Outstanding
               DATE                       LOANS               BALANCE                BALANCE
Pre-October, 1993                                        $                              %
October 1, 1993 and thereafter
        Total                                            $                        100.00%
                                                          ====================    ======



                          DISTRIBUTION OF THE FINANCED STUDENT LOANS BY
                                         GUARANTEE AGENCY

                                  Percentage of
                                                            Outstanding               Loans
             Guarantee                  Number of            Principal           by Outstanding
              AGENCY                      LOANS               BALANCE                BALANCE







         DISTRIBUTION OF OUR STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE

                                                                      Percent
                                                 Outstanding        of Loans by
                                Number of         Principal         Outstanding
   PRINCIPAL BALANCE RANGE      BORROWERS          BALANCE            BALANCE

Less than $500                                 $                            %
$500      -    $999.00
$1,000    -    $1,999.00
$2,000    -    $2,999.00
$3,000    -    $3,999.00
$4,000    -    $5,999.00
$6,000    -    $7,999.00
$8,000    -    $9,999.00
$10,000   -    $14,999.99
$15,000   -    $19,999.99
$20,000 or Greater
  Total                                       $                        100.00%
                              ==============  ==================       ======

                 INFORMATION RELATING TO THE GUARANTEE AGENCIES

        The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education's authority in the event a guarantee agency is unable to meet its insurance obligations see "Description of the Guarantee Agencies" in the prospectus.

        Of our student loans held in the trust estate approximately

        o [__]% are guaranteed by [__], a non-profit corporation ("[__]"), organized in [__] and guaranteeing student loans since [___], and as of [_____] had an approximate aggregate principal amount of loans guaranteed of $[__],

        o [__]% are guaranteed by [___], an agency of [___] ("[__]"), organized in [___] and guaranteeing student loans since [___], and as of [____] had an approximate aggregate principal amount of loans guaranteed of $[___],

        o [___]% are guaranteed by [___], an agency of [___] ("[__]"), organized in [___] and guaranteeing student loans since [___], and as of [____] had an approximate aggregate principal amount of loans guaranteed of $[___],

        o and the remaining [___]% are guaranteed by one of the following guarantee agencies: [___] and [___].

        See "Description of the Guarantee Agencies" in the prospectus for more detailed information concerning the characteristics of the guarantee agencies.

        Presented below is information with respect to each guarantee agency that we expect to guaranty 10% or more of our student loans as of ________ __, ____. Except as otherwise indicated, we have obtained the information regarding each guarantee agency from the guarantee agency. We have not independently verified this information.


[DESCRIPTION OF GUARANTEE AGENCY]

                       RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for NELNET Student Loan Corporation-2, for each of the following periods.

        The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. Earnings consist of income from operations before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness plus amortization of debt issuance costs.

                                                          ______-Month
                                                     Period from Inception
                                                      (______ __, 1999) to
                                                      _____________, 1999
Earnings ...................................... $____________
Fixed Charges.................................. _____________
Ratio ......................................... _______


                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        Statements in this prospectus supplement and the prospectus, including those concerning our expectations as to our ability to purchase eligible student loans, to structure and to issue competitive securities, our ability to pay our notes, and certain other information presented in this prospectus supplement and the prospectus, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from such expectations. For a discussion of the factors which could cause our actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement and in the prospectus.

                              PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in the underwriting agreement dated as of __________, ____, among ourselves and the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from us, the principal amount of the notes set forth opposite its name.


UNDERWRITER    CLASS -    CLASS -    CLASS -   CLASS -     CLASS -       CLASS -
-----------    ---------  ---------  --------- ---------   ---------     -------


Total

        We have been advised by the underwriters that they propose to offer the notes to the public initially at the respective offering prices set forth on the cover page of this prospectus supplement. Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

        Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        We have been advised by the underwriters that they presently intend to make a market in the notes; however, they are not obligated to do so. In addition, any market-making may be discontinued at any time, and an active public market for the notes may not develop.

        From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, our affiliates.

        The underwriting agreement provides that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and we have agreed to reimburse the underwriters for the fees and expenses of their counsel.

                                  LEGAL MATTERS

        Certain legal matters, including certain income tax matters, will be passed upon for NELNET Student Loan Corporation-2 by Kutak Rock LLP, Denver, Colorado. Certain legal matters will be passed upon for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York, and for NELNET Student Loan Corporation-2 by Ballard Spahr Andrews & Ingersoll, LLP, Denver, Colorado.

PROSPECTUS




                        NELNET STUDENT LOAN CORPORATION-2
                                     ISSUER

                                 $2,500,000,000
                         STUDENT LOAN ASSET-BACKED NOTES


        We will periodically issue our notes in one or more series. The specific terms of the notes included in each series will be described in a supplement to this prospectus.

               We will use proceeds from the sale of the notes to acquire portfolios of student loans originated by eligible lenders under the Federal Family Education Loan Program. Those student loans will be pledged to a trust estate established to secure repayment of the notes. The notes will be limited obligations of NELNET Student Loan Corporation-2 payable solely from that trust estate.

               You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

               Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related prospectus supplement. Unless otherwise indicated for a series of the notes, the notes will not be listed on a national securities exchange.



                The date of this prospectus is January __, 2000.

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. We may sell our notes in one or more offerings pursuant to the registration statement up to a total dollar amount of $2,500,000,000.

        This prospectus provides you with a general description of the notes we may offer. Each time we sell notes, we will provide a prospectus supplement relating to the series of notes being offered that will include

          o a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the rate or rates, of each class of the notes to be sold

          o information concerning the student loans that will be purchased with the proceeds of the notes

          o information with respect to any notes that we have previously issued that are secured by a common pool of assets that secure payment of the notes described in the prospectus supplement

          o information concerning the guarantee agencies providing guarantees for the student loans that will be acquired with note proceeds

          o    information with respect to any credit enhancement

          o any updates or changes to the information presented in this prospectus.

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the notes in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

               ---------------------------------------------------

                         TABLE OF CONTENTS TO PROSPECTUS

               ---------------------------------------------------



About This Prospectus.........................................................i
Summary of the Offering.....................................................iii
Risk Factors..................................................................1
Special Note Regarding Forward Looking Statements.............................7
Description of the Notes......................................................8
Security and Sources of Payment for the Notes................................16
Book-Entry Registration......................................................19
Additional Notes.............................................................24
Summary of the Indenture Provisions..........................................25
Description of Credit Enhancement............................................36
NELNET Student Loan Corporation-2............................................39
The Student Loan Program of NELNET Student Loan Corporation-2................41
Description of the Federal Family Education Loan Program.....................44
Description of the Guarantee Agencies........................................57
Federal Income Tax Consequences..............................................63
ERISA Considerations.........................................................67
Relationships Among Financing Participants...................................69
Plan of Distribution.........................................................69
Legal Matters................................................................70
Financial Information........................................................70
Ratings......................................................................70
Incorporation of Documents by Reference; Where to Find More Information......71

APPENDIX I- Global Clearance, Settlement and Tax Documentation Procedures...I-1

                             SUMMARY OF THE OFFERING

        The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase the notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.

OVERVIEW

We will from time to time sell classes of our notes. We will purchase pools of student loans with the proceeds we receive from these sales. We will pledge these student loans as collateral for our notes. Unlike other issuers that create separate trusts each time they sell securities, all of the notes we sell pursuant to this prospectus and a prospectus supplement will be secured by all student loans that we purchase and pledge as collateral under the indenture, unless we state otherwise for a particular series of the notes in a prospectus supplement. The priority of payments among the various classes of notes we sell will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans.

PARTIES

NELNET Student Loan Corporation-2, a Nevada corporation, is the issuer of the notes. You may contact us at 1801 California Street, Suite 3920, Denver, Colorado 80202, or by phone at (303)292- 6930.

National Education Loan Network, Inc. will act as the servicer, and UNIPAC Service Corporation, a Nebraska corporation, and InTuition, Inc., a Florida corporation, will act as subservicers of our student loans. We may appoint other entities to act as a servicer or subservicer of our student loans if approved by the rating agencies rating our notes.

Zions First National Bank, will serve as the trustee under the indenture governing the issuance of the notes. Zions Bank may be replaced by another qualified trustee.

INTEREST RATES

The prospectus supplement will specify the interest that will be paid on our notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

AUCTION RATE CERTIFICATE NOTES. We may issue classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate certificate notes, or the method for determining the initial interest rate, will be described in the prospectus supplement. The interest rates for the auction rate certificate notes will be reset at the end of each interest period pursuant to the auction procedures.

The auction procedures are summarized and an example of an auction is included under "Description of the Notes-Auction Rate Certificate Notes."

INDEX RATE NOTES. The interest rate for some of our notes may be determined by reference to LIBOR or by reference to United States Treasury Securities. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, and the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities. See "Description of the Notes-LIBOR rate notes" and "-Treasury rate notes."

ACCRUAL NOTES. We may issue one or more classes of accrual notes. Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement. See "Description of the Notes-Accrual notes."

ORIGINAL ISSUE DISCOUNT NOTES. We may issue classes of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid these original issue discount notes, if any, and the yield to maturity of the original issue discount notes, will be described in the prospectus supplement. See "Description of the Notes Original issue discount notes."

PAYMENTS ON THE NOTES

We will make payment of principal and interest due on the notes solely from the assets held by the trustee in a trust estate created by an indenture of trust. That trust estate will consist of a revolving pool of student loans, payments made on the student loans and funds in accounts held by the trustee under the indenture. Interest on the notes will be paid on the dates specified in the prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement.

USE OF PRINCIPAL RECEIPTS -
THE REVOLVING PERIOD

We will deposit the net proceeds we receive from the offering of a series of the notes into the Acquisition Fund to be used to purchase student loans on or before a specified date. We intend to use principal payments that we receive on the student loans to purchase additional student loans for a period of time specified in the prospectus supplement. During this revolving period, we will pay interest on the notes as it becomes due. However, we will not make principal payments on the notes or redeem notes during the revolving period, unless the terms of a series of the notes described in the prospectus supplement provide for payments of principal or redemptions during the revolving period.

The revolving period during which we may purchase additional student loans may be extended with the consent of the rating agencies or the provider of any credit enhancement for the notes.

REDEMPTION PROVISIONS.

Each series of the notes will be subject to redemption as described in the prospectus supplement. Redemption provisions that may apply to a series of the notes are described below.

MANDATORY REDEMPTION. Once the revolving period has ended, we will be required under the indenture to use the principal payments remaining in the Acquisition Fund along with the principal payments that we receive on the student loans to redeem notes.

OPTIONAL REDEMPTION. We may redeem notes in our sole discretion from interest payments received on student loans that are not needed to pay interest on the notes and our expenses. After a date specified in the prospectus supplement, we may sell the student loans held in the trust estate for not less than their principal balance plus accrued interest and use the proceeds to redeem the outstanding notes.

EXTRAORDINARY OPTIONAL REDEMPTION. We may redeem notes in our sole discretion if we determine that we cannot acquire additional student loans, that the rate of return on student loans has materially decreased, or that the costs of administering the trust estate have placed unreasonable burdens upon our ability to perform our obligations under the indenture.

OPTIONAL PURCHASE. We may purchase all of the notes in our sole discretion when the aggregate current principal balance of the notes that remain outstanding is less than or equal to 20% of the initial aggregate principal balance of the notes on their respective date of original issuance.

PARTIAL REDEMPTION. If less than all of the notes of any series are to be redeemed or purchased, we will determine the classes of notes that we will redeem. Generally, Class A notes will be redeemed before Class B notes and Class B notes will be redeemed before Class C notes. However, we have the option of redeeming some or all of the Class B notes before all of the Class A notes are redeemed, and we may redeem some or all of the Class C notes before the Class A notes and Class B notes are redeemed, if the ratio of our assets to our liabilities exceeds levels specified in the prospectus supplement. See "Description of the Notes-Notice and Partial Redemption of Notes" in this prospectus.

THE STUDENT
LOANS WE PURCHASE

The student loans that we purchase will have been originated under the Federal Family Education Loan Program to students enrolled in qualified, accredited institutions of higher education.

The characteristics of the portfolio of student loans we expect to acquire with the proceeds of the notes of any series, and the characteristics of the existing portfolio held by the trustee for us, will be described in the prospectus supplement.

STUDENT LOAN GUARANTEES

The payment of principal and interest on all of our student loans will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon our complying with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the trustee, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

SUBORDINATED NOTES

The rights of the owners of Class B notes to receive payments of principal and interest will be subordinated to the rights of the owners of the Class A notes to receive payments of principal and interest. The rights of the owners of Class C notes to receive payments of principal and interest will be subordinated to the rights of the owners of the Class B notes and the Class A notes to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of the more senior notes will regularly receive the full amount of scheduled payments of principal and interest due them and to protect the owners against losses.

FUNDS

REVENUE FUND. We will deposit all funds that we receive with respect to the student loans in the Revenue Fund. Generally, the funds on deposit in the Revenue Fund will be used by us to pay the fees and expenses of the trust estate and interest and principal on the notes. We will transfer to the Acquisition Fund principal payments we receive on the student loans. Extra amounts in the Revenue Fund will be transferred to the Reserve Fund, to the extent of any deficiency in the Reserve Fund.

ACQUISITION FUND. When we issue a series of notes, we will deposit into the Acquisition Fund most of the proceeds we receive. These funds will be used to acquire the student loans identified in the related prospectus supplement and pay certain costs related to the issuance of the notes. We will also acquire additional student loans during the revolving period with amounts transferred from the Revenue Fund. After the revolving period, we will redeem notes with all moneys remaining in the Acquisition Fund.

If moneys in the Revenue Fund are insufficient to pay interest, redeem notes, or pay expenses, we may fund the remaining insufficiency from transfers from the Acquisition Fund.

RESERVE FUND. When we issue a series of notes, we expect to deposit into the Reserve Fund an amount specified in the related prospectus supplement. At any later time, the amount required to be deposited in the Reserve Fund with respect to the notes shall be an amount specified in a prospectus supplement.

We will use moneys in the Reserve Fund to pay interest and principal on the notes if there are no funds left in the other funds and accounts created under the indenture.

OPERATING FUND. When we issue a series of notes, we will deposit into the Operating Fund an amount specified in the related prospectus supplement. Money will also be transferred to the Operating Fund from the Revenue Fund from time to time. These amounts will be applied to pay our administrative costs and will not secure repayment of the notes.

CREDIT ENHANCEMENT

We may establish credit enhancement for a series of notes in the form of insurance policies or surety bonds, subordination of certain classes or subclasses, one or more reserve funds, letters of credit, guarantees or other arrangements acceptable to each rating agency rating the notes to provide for coverage of risks of defaults or losses, as described in the related prospectus supplement. See "Description of Credit Enhancement" in this prospectus.

REPORTS TO NOTEHOLDERS

Periodic monthly reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to those entities which in turn will provide the reports to their eligible participants. Those participants will then forward the reports to the beneficial owners of notes. See "Book-Entry Registration" in this prospectus.

                                  RISK FACTORS

        You should consider the following factors regarding your purchase of the notes.

THE NOTES ARE PAYABLE SOLELY FROM
THE TRUST ESTATE AND YOU WILL HAVE
NO OTHER RECOURSE AGAINST US

        We will pay interest and principal on the notes solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any of our affiliates, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in a prospectus supplement. Therefore, your receipt of payments on the notes will depend solely

          o on the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the funds held in the accounts established pursuant to the indenture;

          o amounts on deposit in the Reserve Fund and other funds held in the trust estate; and

          o any form of credit enhancement described in the prospectus supplement.

You will have no additional recourse against us or any of our other assets if those sources of funds for repayment of the notes are insufficient.

FAILURE TO COMPLY WITH LOAN ORIGINATION
AND SERVICING PROCEDURES FOR STUDENT
LOANS MAY RESULT IN LOSS OF GUARANTEE
AND OTHER BENEFITS

        The Higher Education Act and its implementing regulations require holders of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting student loans.

        If we fail to follow these procedures, or if any seller or any other originator of our student loans fail to follow these procedures, the Department of Education and the guarantee agencies may refuse to pay claims submitted by the trustee. If the Department of Education or a guarantee agency refused to pay a claim, it would reduce the revenues of the trust estate and impair our ability to pay principal and interest on the notes. See "Description of the Federal Family Education Loan Program" in this prospectus.


OTHER PERSONS MAY GAIN A
SUPERIOR SECURITY INTEREST IN THE
STUDENT LOANS

        We expect to perfect the trustee's security interest in the student loans we purchase with proceeds of the notes by having the trustee's custodian take possession of the promissory notes relating to those student loans and by filing financing statements. The custodian will be either a servicer or subservicer of the student loans. If the custodian acts contrary to our instructions and releases the promissory notes to someone other than the trustee or the trustee's agent, then the first priority security interest of the trustee may be released.

BANKRUPTCY OR INSOLVENCY OF
OUR PARENT OR AN AFFILIATED COMPANY
COULD RESULT IN PAYMENT DELAYS
TO YOU

        NELNET Student Loan Corporation-2, is a separate subsidiary of our parent company, National Education Loan Network, Inc. If our parent company or another affiliated company seeks relief under the bankruptcy or related laws, a bankruptcy court could attempt to consolidate our assets into the bankruptcy estate of our parent or another affiliated company. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

        We have taken steps to structure our loan purchases from any seller as a "true sale" under law. A true sale helps to establish that the loans would not continue to be the property of the seller if the seller becomes bankrupt or insolvent. If a court disagrees with this position, we could experience delays in receiving payments on our student loans and you could then expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to us.

        If we purchase student loans from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans to us as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans. Nevertheless, we may experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the "loan."

THE CHARACTERISTICS OF THE PORTFOLIO OF
STUDENT LOANS HELD IN THE TRUST ESTATE
WILL CHANGE

        We intend to use the principal payments that we receive on our student loans to purchase additional student loans for the period described in a prospectus supplement. The prospectus supplement for a series of the notes will describe the characteristics of our student loan portfolio at that time. However, the actual characteristics of the loans in our portfolio will change from time to time due to factors such as repayment of the loans in the normal course of business, sale or purchase of loans or the occurrence of delinquencies or defaults.

        Our cash flow, and our ability to make payments due on our notes will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods thereafter as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain of the student loans. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

IF THE PAYMENTS WE RECEIVE ON OUR
STUDENT LOANS ARE DIFFERENT FROM
THE PAYMENTS THAT ARE ACTUALLY DUE
WE MAY NOT BE ABLE TO PAY OUR NOTES

        For a variety of economic, social and other reasons, we may not receive all the payments that are actually due on our student loans. Failures by borrowers to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate, which may reduce the amounts available to pay principal and interest due on the notes.

THE RATE OF PAYMENTS ON OUR STUDENT
LOANS MAY AFFECT THE MATURITY AND
YIELD OF THE NOTES

        Our student loans may be prepaid at any time without penalty. If we receive prepayments on our student loans and are not able to purchase additional student loans, we will use those amounts to redeem notes, which could shorten the average life of each class of the notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, also affect prepayment rates. We do not have sufficient information to be able to estimate the rate of prepayment with respect to the student loans in the trust estate.

        Scheduled payments with respect to, and the maturities of, our student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each class of notes. Any reinvestment risks resulting from a faster or slower incidence of prepayment of loans will be borne entirely by you.

        The rate of principal payments to you on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on our student loans. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

OUR STUDENT LOANS ARE UNSECURED
AND THE ABILITY OF THE GUARANTEE AGENCIES TO
HONOR THEIR GUARANTEES MAY BECOME IMPAIRED

        The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of our student loans are the guarantees provided by the guarantee agencies.

        A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency's ability to make claims payments to the trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

        If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto. See "Description of the Guarantee Agencies" in this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

IF WE CANNOT PURCHASE STUDENT LOANS,
WE WILL REDEEM OUR NOTES

        We expect to use the proceeds of the notes to acquire portfolios of student loans and to use principal receipts from our student loans to acquire additional student loans from sellers from time to time. We also expect that each seller will be able to make certain representations and warranties with respect to each student loan and that we will be able to maintain certain overall portfolio characteristics in connection with these acquisitions. If the sellers do not deliver the student loans, or if we are not able to use note proceeds or principal payments that we receive on our student loans to purchase additional loans that meet our requirements, we will use those amounts to redeem your notes.

        Each student loan purchase agreement requires the seller to repurchase its loans if the representations and warranties made by the seller prove not to be true or if a claim for a loan is denied because of events occurring before the sale. We cannot be certain, however, that a seller will be financially able to repurchase loans if called upon to do so.

CONGRESSIONAL ACTIONS MAY AFFECT
OUR STUDENT LOAN PORTFOLIO

        The Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Higher Education Act Amendments of 1998 extended the principal provisions of the Federal Family Education Loan Program to loans made on or before September 30, 2004. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans we then owned, it would reduce the number of loans available for us to purchase in the future.

        Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. In recent years, federal budget legislation has contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

        Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies" in this prospectus.

COMPETITION CREATED BY THE FEDERAL
DIRECT STUDENT LOAN PROGRAM MAY
IMPACT OUR STUDENT LOAN PROGRAM

        In 1992, Congress created the Federal Direct Student Loan Program. Under this program, the Department of Education makes loans directly to student borrowers through the educational institutions that they attend. The volume of student loans made under the Federal Family Education Loan Program and available to us for purchase may be reduced to the extent loans are made to students under the Federal Direct Student Loan Program. If the Federal Direct Student Loan Program expands, our servicer may experience increased costs due to reduced economies of scale to the extent the volume of loans serviced by the servicer is reduced. Those cost increases could affect the ability of the servicer to satisfy its obligations to service our student loans. Loan volume reductions could further reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The level of competition currently in existence in the secondary market for loans made under the Federal Family Education Loan Program could be reduced, resulting in fewer potential buyers of student loans and lower prices available in the secondary market for those loans. The Department of Education is implementing a direct consolidation loan program, which may further reduce the volume of Federal Family Education Loan Program loans available to purchase and may increase the rate of repayment of our student loans. See "Description of the Federal Family Education Loan Program" in this prospectus.

THE CLASS B AND CLASS C
NOTES ARE SUBORDINATED TO
THE CLASS A NOTES

        Payments of interest and principal on the Class B and Class C notes are subordinated in priority of payment to payments of interest and principal due on the Class A notes and payments of interest and principal on the Class C notes are subordinated in priority of payment to payments of interest and principal due on the Class B notes. Under certain redemption situations, principal on Class B notes may be redeemed while Class A notes remain outstanding and the principal on the Class C notes may be redeemed while the Class A notes and certain of the Class B notes remain outstanding. See "Description of the Notes-Notice and Partial Redemption of Notes." Class B notes are also subordinated to the Class A notes and the Class C notes are also subordinate to the Class B notes as to the direction of remedies upon an event of default. The trust estate will not have any significant assets or sources of funds other than from payments with respect to the student loans, the Reserve Fund and other funds created under the indenture.

WE MAY ISSUE ADDITIONAL NOTES
SECURED BY THE TRUST ESTATE

        We may issue additional notes that are secured by the same trust estate that is securing your notes pursuant to a supplemental indenture, without the consent or approval of the owners of any notes then outstanding. Those additional notes may be issued on a parity with or subordinate to any of the Class A notes and senior to, on a parity with or subordinate to the Class B or Class C notes. However, before issuing additional notes, we must receive written evidence from each rating agency then rating any outstanding notes that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "Additional Notes" in this prospectus.

DIFFERENT RATES OF CHANGE IN INTEREST RATE INDEXES MAY AFFECT OUR CASH FLOW

        The interest rates on our notes may fluctuate from one interest period to another in response to changes in LIBOR or Treasury security rates or as a result of the auction procedures described in this prospectus. Our student loans bear interest at the rates which are generally based upon the bond equivalent yield of the 91 day Treasury Bill rate. See "Description of the Federal Family Education Loan Program" in this prospectus. If there is a decline in the rates payable on our student loans, the amount of funds representing interest deposited into the Revenue Fund may be reduced. If the interest rates payable on our notes do not decline in a similar manner and time, we may not have sufficient funds to pay interest on the notes when it becomes due. Even if there is a similar reduction in the rates applicable to of the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

THE NOTES MAY BE ISSUED ONLY IN BOOK-ENTRY FORM

        We expect that each class of notes of any series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a class or series of the notes, we will so state in the related prospectus supplement unless and until definitive securities are issued, holders of the notes will not be recognized by the trustee as registered owners as that term is used in the indenture. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through Depository Trust Company and its participating organizations. See "Book-Entry Registration" in this prospectus.

THE RATINGS OF THE NOTES ARE NOT A RECOMMENDATION
TO PURCHASE AND MAY CHANGE

        It is a condition to our issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying the student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances so warrant.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        Statements in this prospectus and the prospectus supplement, including those concerning our expectations as to our ability to purchase eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from our expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus and in the prospectus supplement.

                            DESCRIPTION OF THE NOTES

        The notes of each series will be issued pursuant to the indenture and related supplemental indenture of trust that we will enter into with the trustee.

        The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture and related supplemental indenture for a complete description of the terms of the notes. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at page ___ of this prospectus.

FIXED RATE NOTES

        The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

AUCTION RATE CERTIFICATE NOTES

        The auction rate certificate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate certificate notes will initially consist of a number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate certificate notes will be reset at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum auction rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate certificate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate certificate notes will be payable on the first business day following the expiration of each interest period for the notes.

        DETERMINATION OF NOTE INTEREST RATE. The procedures that will be used in determining the interest rates on the auction rate certificate notes are summarized in the following paragraphs.

        The interest rate on each class of auction rate certificate notes will be determined periodically by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate certificate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate certificate notes. Auction rate certificate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. Bankers Trust Company has been appointed to serve as initial auction agent for the auction rate certificate notes and PaineWebber Incorporated has agreed to serve as a broker-dealer.

        In the auction, the following types of orders may be submitted:

        o "bid/hold orders" - specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate certificate notes for the upcoming interest period;

        o "sell orders" - an order by a current investor to sell a specified principal amount of auction rate certificate notes, regardless of the upcoming interest rate; and

        o "potential bid orders" - specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate certificate notes, is willing to accept in order to buy a specified principal amount of auction rate certificate notes.

        If an existing investor does not submit orders with respect to all its auction rate certificate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate certificate notes for which no order was received.

        The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate certificate notes.

        (a)    Assumptions:

               1.  Denominations (Units)           =  $50,000
               2.  Interest period                 =  28 days
               3.  Principal amount outstanding    =  $50 Million (1000 Units)

        (b)    Summary of all orders received for the auction


      BID/HOLD ORDERS               SELL ORDERS            POTENTIAL BID ORDERS

          20 Units at 2.90%      100 Units Sell               40 Units at 2.95%
          60 Units at 3.02%      100 Units Sell               60 Units at 3.00%
         120 Units at 3.05%      200 Units Sell              100 Units at 3.05%
                                 ==============
         200 Units at 3.10%           400 Units              100 Units at 3.10%
         200 Units at 3.12%                                  100 Units at 3.11%
         ==================
                  600 Units                                  100 Units at 3.14%
                                                             200 Units at 3.15%
                                                                 700 Units

        The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units).

        (c) Auction agent organizes orders in ascending order


Order         Number      Cumulative                Order         Number      Cumulative
NUMBER       OF UNITS    TOTAL (UNITS)    PERCENT   NUMBER       of UNITS       TOTAL        PERCENT
                                                                               (UNITS)
1.                20(W)              20       2.90%           7.      200(W)           600       3.10%
2.                40(W)              60       2.95%           8.      100(W)           700       3.10%
3.                60(W)             120       3.00%           9.      100(W)           800       3.11%
4.                60(W)             180       3.02%          10.      200(W)          1000       3.12%
5.               100(W)             280       3.05%          11.      100(L)                     3.14%
6.               120(W)             400       3.05%          12.      200(L)                     3.15%

(W)  Winning Order    (L)  Losing Order

        Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum auction rate specified in the applicable prospectus supplement.

        The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate certificate notes offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum auction rate. Also, if all the auction rate certificate notes are subject to hold orders (i.e., each holder of auction rate certificate notes wishes to continue holding its auction rate certificate notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%.

        If a payment default has occurred, the rate will be the non-payment rate, which is the one-month LIBOR rate plus 1.50%.

        MAXIMUM AUCTION RATE AND INTEREST CARRY-OVERS. If the auction rate for a class of auction rate certificate notes is greater than the applicable maximum auction rate, then the interest rate applicable to those auction rate certificate notes will be the applicable maximum auction rate. If that occurs, the difference between the auction rate and the maximum auction rate will be carried over for that class of auction rate certificate notes. The carry-over amount will bear interest calculated at the one-month LIBOR rate, until paid.

        The carry-over amount, and interest accrued thereon, for a class of auction rate certificate notes will be paid by the trustee on the date of defeasance of the auction rate certificate notes or an interest payment date if there are sufficient moneys in the Revenue Fund to pay all interest due on the notes on that interest payment date and in the case of subordinate notes, payment of the interest carryover on more senior notes. Any carry-over amount, and any interest accrued on that carry-over amount, due on any auction rate certificate note which is to be redeemed will be paid to the registered owner on the redemption date to the extent that moneys are available. Any carry-over amount, and any interest accrued on that carry-over amount, which is not yet due and payable on a date on which an auction rate certificate note is to be redeemed will be canceled and will not be paid.

        CHANGES IN AUCTION PERIOD. We may, from time to time, change the length of the auction period for a class of auction rate certificate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate certificate notes. We will initiate the auction period adjustment by giving written notice to the trustee, the auction agent, the market agent, each rating agency and the registered owners of the notes at least 10 days prior to auction date for the notes. Any adjusted auction period will be at least 7 days but not more than 366 days. The auction period adjustment will take effect only if approved by the market agent and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

        CHANGES IN THE AUCTION DATE. The market agent, with the written consent of NELNET Student Loan Corporation-2, may specify a different auction date for a class of auction rate certificate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate certificate notes. If NELNET Student Loan Corporation-2 consents to the change, the market agent will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the trustee, the auction agent, NELNET Student Loan Corporation-2, each rating agency and the registered owner.

LIBOR RATE NOTES

        The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes be paid in arrears on each interest payment date. The interest payment date for the LIBOR rate notes will be the first business day following the end of the interest period for the notes specified in the applicable prospectus supplement, unless another date is specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate notes for any interest period will be calculated by the trustee on the basis of a 360-day year for the number of days actually elapsed.

        The rate of interest on the LIBOR rate notes for each interest period will be determined by a calculation agent. NELNET Student Loan Corporation-2, has initially appointed PaineWebber Incorporated to serve as the calculation agent. The interest rate will be the LIBOR rate for the interest period for the notes plus the margin specified in the related prospectus supplement.

        The interest rate payable on the LIBOR rate notes cannot exceed the adjusted student loan rate. The adjusted student loan rate is the percentage equivalent of a fraction

                o The numerator of which is equal to the sum of the expected interest collections on our student loans and reciprocal payments we receive on a derivative product, if any, less the sum of the servicing fee, the administration fee, and reciprocal payments we make on derivative products, if any, with respect to an interest period; and

                o The denominator of which is the aggregate principal amount of the notes as of the last day of the interest period.

      With respect to any interest period, expected interest collections include

        o the amount of interest accrued with respect to the student loans for the interest period preceding the applicable interest payment date, whether or not that interest is actually paid,

        o all interest subsidy payments and special allowance payments estimated to have accrued for the interest period preceding the applicable interest payment date, whether or not actually received; and

        o investment earnings on assets in the trust estate for the interest period preceding the applicable interest payment date.

        If the interest rate for LIBOR rate notes determined by the calculation agent is greater than the adjusted student loan rate, the difference will be carried forward and paid when moneys are available in the Revenue Fund. However, no interest carry-over will be payable unless the aggregate value of our student loans and other assets in the trust estate exceeds the principal balance of the outstanding notes issued under the indenture. Any interest carry-over will be payable on an interest payment date, but only out of funds remaining in the Revenue Fund after payment of all interest due on the notes, and in the case of subordinate notes, payment of the interest carryover on more senior notes.

TREASURY RATE NOTES

        The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes means the first business day following the end of the interest period specified in the applicable prospectus supplement, unless another date is specified in the prospectus supplement.

        The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated by a calculation agent to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

        The interest rate payable on the treasury rate notes for any interest period cannot at any time exceed the adjusted student loan rate. The adjusted student loan rate is the percentage equivalent of a fraction

               o The numerator of which is equal to the sum of the expected interest collections and reciprocal payments that we receive on a derivative product, if any, less the sum of the servicing fee, the administration fee, and reciprocal payments we make on any derivative product, if any, with respect to an interest period; and

                o The denominator of which is the aggregate principal amount of the notes as of the last day of the interest period.

      With respect to any interest period, expected interest collections include

        o the amount of interest accrued with respect to the student loans for the interest period preceding the applicable interest payment date, whether or not such interest is actually paid,

        o all interest subsidy payments and special allowance payments estimated to have accrued for the interest period preceding the applicable interest payment date, whether or not actually received; and

        o investment earnings on assets in the trust estate for the interest period preceding the applicable interest payment date.

        If the rate determined by the calculation agent for the treasury rate notes is greater than the maximum interest rate specified in the prospectus supplement, the difference will be carried forward and paid when moneys are available in the Revenue Fund. However, no interest carry-over will be payable unless the aggregate value of our student loans and other assets included in the trust estate exceeds the principal balance of our outstanding notes issued under the indenture. Any interest carry-over will be payable on an interest payment date, but only out of funds remaining in the Revenue Fund after payment of all interest due on the notes, and in the case of subordinate notes, payment of the interest carryover on more senior notes.

ACCRUAL NOTES

        Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

ORIGINAL ISSUE DISCOUNT NOTES

        Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption or optional purchase, the amount payable on an original issue discount note will be determined as described under the heading "Description of the Notes - Redemption Price." Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See "Federal

Income Tax Consequences - Taxation of Interest Income of Registered Owners" in this prospectus.

PAYMENTS OF THE NOTES

        The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the trustee upon presentation and surrender of the notes. Payment of principal on any notes in connection with a partial redemption and all interest payments will be made to the registered owner by check or draft mailed on the interest payment date by the trustee to the registered owner at his address as it last appears on the registration books kept by the trustee at the close of business on the record date for such interest payment date. If interest is not timely paid, it will be paid to the registered owner of the notes as of the close of business on a special record date for payment of any of the defaulted interest. A special record date will be fixed by the trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date will be given to the registered owners of the notes. Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the trustee. All payments on the notes will be made in United States dollars.

REVOLVING PERIOD

        We intend to use principal payments that we receive on the student loans to purchase additional student loans for a period of time specified in the prospectus supplement. During the revolving period, we will pay interest on the notes as it becomes due. However, we will not make principal payments on the notes or redeem notes during the revolving period, unless the terms of a series of the notes described in the prospectus supplement provide for principal payments or redemptions. The revolving period during which we may purchase additional student loans may be extended with the consent of the rating agencies providing ratings for our notes or the provider of any credit enhancement for the notes. The revolving period may also be extended if we file with the trustee a certificate that the balances on hand may be invested at a rate of return which, together with other available revenues and cash balances, will produce sufficient cash flows to permit the timely retirement of the notes, and the trustee shall have received an approving opinion of counsel.

MANDATORY REDEMPTION

        The notes of a series are subject to mandatory redemption, in whole or in part, on the first interest payment date after the end of the revolving period if so provided in the applicable prospectus supplement. Redemptions will be made from principal payments received on the student loans and other excess revenues on deposit in the Acquisition Fund. The notes of a series are also subject to mandatory redemption on the interest payment date specified with respect to the series in the related prospectus supplement, in an amount equal to the proceeds from sale of the notes, if any, not previously used to purchase student loans that are held in the Acquisition Fund. We will not be obligated to mandatorily redeem notes with funds on deposit in the Acquisition Fund if we file with the trustee a certificate that the balances may be invested at a rate of return until a subsequent interest payment date which, together with other available revenues and cash balances, will produce sufficient cash flows to permit the timely retirement of the notes, and the trustee shall have received an approving opinion of counsel. Mandatory redemptions will be made solely from moneys available for redemption in the Acquisition Fund and only as provided above in this paragraph. We are not required to provide any direction to the trustee with respect to a mandatory redemption.

        See "Notice and Partial Redemption of Notes" below for a discussion of the order in which notes of any series will be redeemed.

OPTIONAL REDEMPTION

        The notes of a series are subject to redemption AT OUR SOLE DISCRETION, if so provided in the applicable prospectus supplement, from funds received by the trustee constituting interest on student loans remaining in the Revenue Fund after all other prior required payments have been made. The notes may be optionally redeemed in whole or in part, on or after the date set forth in the prospectus supplement. Any limitations on optional redemptions of the notes of any series will be described in the prospectus supplement related to that series. See "Notice and Partial Redemption of Notes" below for a discussion of the order in which notes will be redeemed.

        If so provided in the related prospectus supplement, all remaining student loans held in the trust estate may be offered for sale by the trustee on any interest payment date occurring on or after a date specified in the prospectus supplement. The initial seller of the student loans and unrelated third parties may offer bids for the student loans. The trustee will accept the highest bid equal to or in excess of the aggregate principal plus accrued interest of the student loans as of the end of the collection period immediately preceding the related interest payment date. The proceeds of the sale will be used to redeem all outstanding notes.

EXTRAORDINARY OPTIONAL REDEMPTION

        The notes of a series are also subject to extraordinary optional redemption, AT OUR SOLE DISCRETION, if so provided in the prospectus supplement, from any unallocated and available moneys remaining in the trust estate, on any interest payment date, if we reasonably determine that we are unable to acquire additional student loans, that the rate of return on the student loans has materially decreased, or that the costs of administering the trust estate have placed unreasonable burdens upon our ability to perform our obligations under the indenture. An extraordinary optional redemption of the notes may be made in whole or in part. See "Notice and Partial Redemption of Notes" below for a discussion of the order in which the notes will be redeemed. We expect to exercise the extraordinary option to redeem notes only if changes are made to the Higher Education Act or changes occur in the financial markets or student loan markets that we deem to be materially adverse to the trust estate. In determining whether to exercise the extraordinary optional redemption provision, we will consider all of the facts and circumstances that exist at the time, including any changes to the Higher Education Act which would be materially adverse to the trust estate such that the noteholders of any or all series, in our reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due if the trustee were to continue acquiring student loans from moneys on deposit in the Acquisition Fund.

OPTIONAL PURCHASE

        If so provided in the related prospectus supplement, we may purchase or cause to be purchased, AT OUR SOLE DISCRETION, all of the notes of a series on any interest payment date on which the aggregate current principal balance of the notes is less than or equal to 20% of the initial aggregate principal balance of the notes on their date of issuance. The purchase will occur on the interest payment date following the date on which funds sufficient to pay the purchase price are deposited with the trustee. All notes which are purchased shall be canceled by the trustee and be disposed of in a manner satisfactory to the trustee and NELNET Student Loan Corporation-2.

REDEMPTION OR PURCHASE PRICE

        Upon redemption or optional purchase, the price to be paid to the holder of a note, other than an original issue discount note, will be an amount equal to the aggregate current principal balance plus accrued interest. If a Note is an original issue discount note, the amount payable upon redemption or optional purchase will be the amortized face amount on the redemption or purchase date. The amortized face value of an original issue discount note will be equal to the issue price plus that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to the maturity described in the prospectus supplement by the redemption or purchase date. The amortized face value of an original issue discount note will never be greater than its principal amount.

NOTICE AND PARTIAL REDEMPTION OF NOTES

        The trustee will provide notice of any redemption or purchase by mailing a copy of the redemption or purchase notice to the registered owner of any note being redeemed or purchased, and to the auction agent with respect to the auction rate certificate notes designated for redemption or purchase, not less than 15 days prior to the redemption or purchase date.

        If less than all of the notes of any series are to be redeemed or purchased, we will determine the notes of each class of that series to be redeemed or purchased. Generally, all of the Class A notes will be redeemed prior to redemption of any Class B notes, and all of the Class B notes will be redeemed before any of the Class C notes are redeemed. However, we may redeem Class B notes while Class A notes remain outstanding if after the redemption of the Class B notes, the aggregate market value of the assets held in the trust estate will equal the percentage of all Class A notes then outstanding under the indenture that is specified in a prospectus supplement. Similarly, we may redeem Class C notes while Class A notes and Class B notes remain outstanding if after the redemption of the Class C notes, the aggregate market value of the assets held in the trust estate will equal the percentage of all Class A notes and Class B notes then outstanding under the indenture that is specified in a prospectus supplement.

                  SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

GENERAL

        The notes are limited obligations of NELNET Student Loan Corporation-2, secured by and payable solely from the trust estate. The following assets serve as security for the notes:

        o revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the trustee or NELNET Student Loan Corporation-2, on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans;

        o all moneys and investments held in the funds created under the indenture; and

        o student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund.

        In addition, the trust estate may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) as described in this prospectus and in the related prospectus supplement.

FLOW OF FUNDS

        The following funds will be created by the trustee under the indenture for the benefit of the registered owners:

        o       Revenue Fund

        o       Acquisition Fund

        o       Reserve Fund

        An Operating Fund was established separately by NELNET Student Loan Corporation-2, and does not constitute security for the notes under the indenture. Neither the trustee nor the registered owners have any right, title or interest in the Operating Fund.

        All funds received with respect to the student loans are initially deposited in the Revenue Fund and allocated between principal and interest. The principal portion is subsequently transferred to the Acquisition Fund.

ACQUISITION FUND; PURCHASE AND SALE OF STUDENT LOANS

        We will deposit proceeds from the sale of any notes into the Acquisition Fund. Money may also be transferred to the Acquisition Fund from the Revenue Fund. Student loans pledged to the trust estate will be held by the trustee or its agent or bailee and accounted for as a part of the Acquisition Fund.

        Money on deposit in the Acquisition Fund will be used to pay costs of issuance of the notes, to redeem notes in accordance with the provisions of any supplemental indenture, and to acquire student loans. See "Description of the Notes - Revolving Period." If we determine that money held in the Acquisition Fund cannot be used to purchase additional student loans, then we may redeem notes in accordance with any supplemental indenture. See "Description of the Notes - Mandatory Redemption."

        If on any note payment date the money on deposit in the Revenue Fund is not sufficient to make payments of principal and interest due on the notes, then the amount of the deficiency will be transferred from money available in the Acquisition Fund.

        The trustee will be the legal owner of the student loans pledged to the trust estate and will have a security interest in the student loans for and on behalf of the registered owners. The student loans will be held in the name of the trustee for the account of NELNET Student Loan Corporation-2, but for the benefit of the registered owners.

REVENUE FUND

        The trustee will deposit into the Revenue Fund all revenues derived from student loans, from money or assets on deposit in the Acquisition Fund or the Reserve Fund, from reciprocal payments on derivative products and any other amounts as we may direct.

        On each note payment date and derivative payment date, money in the Revenue Fund will be used and transferred to other funds or persons in the following order:

          o on a parity basis, to pay interest due on any Class A notes and any derivative payment that is due and secured on a parity with the Class A notes;

          o on a parity basis, to pay the principal of or premium, if any, due on any Class A notes;

          o on a parity basis, to pay interest due on any Class B notes and any derivative payment that is due and secured on a parity with the Class B notes;

          o on a parity basis, to pay the principal of or premium, if any, due on any Class B notes;

          o on a parity basis, to pay interest due on Class C notes and to make any derivative payment due and secured on a parity with the Class C notes;

          o on a parity basis, to pay the principal of or premium, if any, due on any Class C notes;

          o to the Reserve Fund the amount, if any, described under the heading "Reserve Fund" below;

          o at the option of NELNET Student Loan Corporation-2, to the Acquisition Fund; and

          o to NELNET Student Loan Corporation-2 at its option and to the extent permitted under the indenture.

        We may transfer moneys in the Revenue Fund to the Operating Fund, subject to the limitation described under the heading "Operating Fund" below.

RESERVE FUND

        Upon the sale of each class of notes, the trustee will deposit to the Reserve Fund the amount, if any, specified in each supplemental indenture. On each note payment date, to the extent money in the Revenue Fund is not sufficient to make payment of the principal and interest then due on the notes, the amount of the deficiency shall be paid directly from the Reserve Fund, after any transfers from the Acquisition Fund.

        If the Reserve Fund is used as described above, the trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Revenue Fund. If the full amount required to restore the Reserve Fund to the required level is not available in the Revenue

Fund on the next note payment date, the trustee shall continue to transfer funds from the Revenue Fund as they become available until the deficiency in the Reserve Fund has been eliminated.

        On any day that the amount in the Reserve Fund exceeds the required level for any reason, the trustee, at the direction of NELNET Student Loan Corporation-2, will transfer the excess to the Acquisition Fund.

OPERATING FUND

        The trustee will deposit to the Operating Fund the amount, if any, specified in each prospectus supplement. The Operating Fund is a special fund created and used to pay program expenses of NELNET Student Loan Corporation-2.

        The amount deposited in the Operating Fund by transfer from the Revenue Fund and, if necessary, from the Acquisition Fund, and the schedule of deposits will be determined by NELNET Student Loan Corporation-2. However, the amount so transferred in any one fiscal year may not exceed the amount budgeted by NELNET Student Loan Corporation-2 for that fiscal year, and may not exceed the amount designated in the cash flows provided to each rating agency.

TRANSFERS TO NELNET STUDENT LOAN CORPORATION-2

        Transfers from the Revenue Fund may be made to NELNET Student Loan Corporation-2 if the balance in the Reserve Fund exceeds the required level specified in a prospectus supplement. Additionally, transfers may be made to NELNET Student Loan Corporation-2 only if immediately after taking into account the transfer, the aggregate market value of the assets in the trust estate will be equal to a percentage of the unpaid principal amount of the notes outstanding that is acceptable to each rating agency then rating the notes, as evidenced by a confirmation of their ratings.

INVESTMENT OF FUNDS HELD BY TRUSTEE

        Upon our order, the trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture. In the absence of an order from us, and to the extent practicable, the trustee will invest amounts held under the indenture in direct obligations of, or in obligations fully guaranteed by, the United States.

        The trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with our investment instructions in a non-negligent manner.


                             BOOK-ENTRY REGISTRATION

        Depository Trust Company, located in New York, New York, is to act as securities depository for the book entry notes of any series. Unless otherwise specified with respect to a series, the notes of each series are to be issued as fully registered securities registered in the name of Cede & Co. One fully registered bond certificate is to be issued for each class of the notes or any series, as set forth in the cover page to the prospectus supplement, each in the aggregate principal amount of such class, and is to be deposited with Depository Trust Company.

        Depository Trust Company is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. Depository Trust Company holds securities that its participants deposit. Depository Trust Company also facilitates the settlement among participants of securities transactions, such as transfers and pledges in deposited securities, through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Depository Trust Company is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository Trust Company system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to Depository Trust Company and its participants are on file with the Securities and Exchange Commission.

        Purchases of the notes under the Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the notes on Depository Trust Company's records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by participants with Depository Trust Company are registered in the name of Depository Trust Company's partnership nominee, Cede & Co. The deposit of such notes with Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. Depository Trust Company has no knowledge of the actual beneficial owners of notes; Depository Trust Company's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to Cede & Co. If less than all of a class of the notes of any series are being redeemed, Depository Trust Company's practice is to determine by lot the amount of the interest of each Direct Participant in such class to be redeemed.

     Neither Depository Trust Company nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, Depository Trust Company mails an omnibus proxy to NELNET Student Loan Corporation-2, or the trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

        Principal and interest payments on the notes are to be made to Depository Trust Company. Depository Trust Company's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on Depository Trust Company's records unless Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of Depository Trust Company, the trustee or NELNET Student Loan Corporation-2, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Depository Trust Company is the responsibility of NELNET Student Loan Corporation-2, or the trustee. Disbursement of such payments to direct participants shall be the responsibility of Depository Trust Company, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

        Depository Trust Company may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to NELNET Student Loan Corporation-2 or the trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

        Cedelbank, Societe Anonyme is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

        The Euroclear System was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with Depository Trust Company described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from the Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Cedelbank participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through depository Trust Company.

        Noteholders may hold their notes in the United States through Depository Trust Company or in Europe through Cedelbank or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems.

        The notes will initially be registered in the name of Cede & Co., the nominee of Depository Trust Company. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of Depository Trust Company. Citibank, N.A. will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear.

        Transfers between participants will occur in accordance with Depository Trust Company Rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

        Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the Depository Trust Company settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank participants on such business day. Cash received in

Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a participant will be received with value on the Depository Trust Company settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in Depository Trust Company.

        Cross-market transfers between persons holding directly or indirectly through Depository Trust Company, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in Depository Trust Company in accordance with Depository Trust Company Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to Depository Trust Company. Cedelbank participants and Euroclear participants may not deliver instructions to the depositaries.

        Depository Trust Company has advised NELNET Student Loan Corporation-2 that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with Depository Trust Company the notes are credited.

        Although Depository Trust Company, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of Depository Trust Company, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        Depository Trust Company management is aware that some computer applications, systems, and the like for processing dates that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." Depository Trust Company has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within Depository Trust Company, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, Depository Trust Company's plan includes a testing phase, which is expected to be completed within appropriate time frames.

        However, Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors on whom Depository Trust Company licenses software and hardware, and third party vendors on whom Depository Trust Company relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. Depository Trust Company has informed its participants and the financial industry that it is contacting, and will continue to contact, third party vendors from whom Depository Trust Company acquires services to:

          o impress upon them the importance of such services being Year 2000 compliant;
               and

          o determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, Depository Trust Company is in the process of developing such contingency plans as it deems appropriate.

        According to Depository Trust Company, the information set forth in the preceding two paragraphs about Depository Trust Company has been provided to its participants and the financial industry by Depository Trust Company for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Neither NELNET Student Loan Corporation-2, the sellers, the servicer, the subservicers, the trustee nor the underwriters will have any responsibility or obligation to any Depository Trust Company participants, Cedelbank participants or Euroclear participants or the persons for whom they act as nominees with respect to

          o the accuracy of any records maintained by Depository Trust Company, Cedelbank or Euroclear or any participant,

          o the payment by Depository Trust Company, Cedelbank or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the senior notes,

          o the delivery by any Depository Trust Company participant, Cedelbank participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture or the trust agreement to be given to senior noteholders or

          o any other action taken by Depository Trust Company as the senior noteholder.

        NELNET Student Loan Corporation-2 may decide to discontinue use of the system of book entry transfers through Depository Trust Company or a successor securities depository. In that event, note certificates are to be printed and delivered.
                                ADDITIONAL NOTES

        We may, upon complying with the provisions of the indenture, issue from time to time additional notes secured by the trust estate on a parity with or subordinate to either the Class A notes, the Class B notes or the Class C notes, if any, then outstanding. In addition, we may enter into any derivative product we deem necessary or desirable with respect to any or all of the notes. We may take those actions without the approval of the holders of any outstanding notes.

        We will not issue additional notes unless the following conditions have been satisfied:

               o NELNET Student Loan Corporation-2 and the trustee have entered into a supplemental indenture providing the terms and forms of the additional notes.

               o The trustee has received a rating confirmation from each rating agency which has assigned a rating to any outstanding notes that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes.

               o The trustee has received an opinion of counsel to the effect that all of the foregoing conditions to the issuance of the proposed additional notes have been satisfied.

               The trustee is authorized under the indenture to establish any additional funds or accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

                       SUMMARY OF THE INDENTURE PROVISIONS

        We will issue the notes pursuant to an indenture of trust between us and the trustee. Each series of notes will be issued pursuant to a supplemental indenture of trust applicable to that series as indicated in a prospectus supplement. The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

PARITY AND PRIORITY OF LIEN

        The provisions of the indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes. However, the Class A notes have priority over the Class B notes with respect to payments of principal and interest, and the Class B notes have priority over the Class C notes with respect to payments of principal and interest.

SALE OF STUDENT LOANS HELD IN TRUST ESTATE

        Student loans may be sold, or otherwise disposed of by the trustee free from the lien of the indenture.

        Prior to any sale we will provide an order to the trustee stating the sale price and directing that student loans be sold or otherwise disposed of and delivered. We will also deliver to the trustee a certificate signed by an authorized representative of NELNET Student Loan Corporation-2 to the effect that:

               o the disposition price is equal to or in excess of the principal amount of the student loans (plus accrued interest) or equal to or in excess of the purchase price paid by for such student loans (less principal payments received with respect to such student loan); or

               o the disposition price is lower than the principal amount of the student loans (plus accrued interest), and

                      o NELNET Student Loan Corporation-2 reasonably believes that the revenues expected to be received, after giving effect to the disposition, would be at least equal to the revenues expected to be received assuming no such sale or other disposition occurred, or

                      o NELNET Student Loan Corporation-2 remains able to pay debt service on the notes and make payment on any other obligations under the indenture on a timely basis, after giving effect to the disposition, whereas it would not have been able to do so on a timely basis if it had not sold or disposed of the student loans at such discounted amount, or

                      o the aggregate market value of the trust estate, after giving effect to the disposition, will be at least equal to 100% of the aggregate principal amount of the notes and other obligations outstanding under the indenture plus accrued interest, or

                      o the amount for which the student loans are being sold or disposed of is equal to the purchase price paid by NELNET Student Loan Corporation-2 for such student loans (less principal amounts received with respect to such student loans).

SEGREGATION OF FUNDS; PRIORITY OF LIEN

        We will not commingle the funds created under the indenture with funds, proceeds or investment of funds relating to other issues or series of notes issued by us, except to the extent such commingling is required by the trustee for ease in administration of its duties and responsibilities. Should the trustee require this permitted commingling, it will keep complete records in order that the funds, proceeds or investments under the indenture may at all times be identified by source and application, and if necessary, separated.

        The revenues and other money, student loans and other assets pledged under the indenture are and will be owned by NELNET Student Loan Corporation-2 free and clear of any pledge, lien, charge or encumbrance, except as otherwise expressly provided in the indenture. Except as otherwise provided in the indenture, NELNET Student Loan Corporation-2

        o will not create or voluntarily permit to be created any debt, lien or charge on the student loans which would be on a parity with, subordinate to, or prior to the lien of the indenture;

        o will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

        o will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

DERIVATIVE PRODUCTS; RECIPROCAL PAYMENTS; DERIVATIVE PAYMENTS

        We are authorized under the indenture to enter into a derivative product, defined to mean a written contract under which we become obligated to pay to a counterparty on specified payments dates certain amounts in exchange for the counterparty's obligation to make payments to us on specified payment dates in specified amounts. Our obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. We will not enter into a derivative product unless the trustee has received a confirmation from each rating agency providing a rating for our notes that the derivative product will not adversely affect the rating on any of the notes.

        If any payment to a counterparty under a derivative product would result in a deficiency in the amounts required to make payments to the registered owners of the notes on a note payment date, then the trustee will delay the making of the payment to the counterparty until the first date on which sufficient funds are available to make the payment or until the next note payment date, whichever is earlier.

REPRESENTATIONS AND WARRANTIES OF NELNET STUDENT LOAN CORPORATION-2

        We represent and warrant in the indenture that:

          o we are duly authorized under the laws of Nevada to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the Indenture,

          o all necessary corporate action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken,

          o the notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of NELNET Student Loan Corporation-2 secured by and payable solely from the trust estate.

FURTHER COVENANTS

        We will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest we have granted under the indenture.

        Upon written request of the trustee, we will permit the trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the trustee such other information as it may reasonably request. The trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of 51% of the principal amount of the notes, and unless those registered owners have offered the trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred in making any examination.

        We will cause an annual audit to be made by an independent auditing firm of national reputation and file one copy of the audit with the trustee and each rating agency within 150 days of the close of each fiscal year. The trustee is not obligated to review or otherwise analyze those audits.

        On or before the fifteenth day of each month, we will provide to the trustee for the trustee to forward to each registered owner, a statement setting forth information with respect to the notes and student loans as of the ending of the preceding month, including the following:

          o the amount of principal payments made with respect to each class of notes during the preceding month

          o the amount of interest payments made with respect to each class of notes during the preceding month

          o the principal balance of financial student loans as of the close of business on the last day of the preceding month

          o the aggregate outstanding principal amount of the notes of each class

          o the interest rate for the applicable class of notes with respect to each interest payment

          o the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency

          o the aggregate market value of the trust estate and the outstanding principal amount of the notes as of the close of business on the last day of the preceding month.

        A copy of these reports may be obtained by any noteholder by a written request to the trustee.

ENFORCEMENT OF SERVICING AGREEMENT

        We will diligently enforce all terms, covenants and conditions of all servicing agreements, including the prompt payment of all amounts due to the servicer under the servicing agreements. We will not permit the release of the obligations of any servicer under any servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the servicer under the servicing agreement without the written consent of the trustee. We will not consent or agree to or permit any amendment or modification of any servicing agreement which will in any manner materially adversely affect the rights or security of the registered owners of the notes.

ADDITIONAL COVENANTS WITH
RESPECT TO THE HIGHER EDUCATION ACT

        We will verify that the trustee is, or replace the trustee with, an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

        We are responsible, directly or through our agent, for each of the following actions with respect to the Higher Education Act:

        o Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

        o Causing to be diligently enforced, and causing to be taken all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

        o Causing the student loans to be serviced by entering into a servicing agreement with the servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

        o Complying with, and causing all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Act, with respect to the student loans; and

        o Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the trustee.

CONTINUED EXISTENCE; SUCCESSOR

        We will preserve and keep in full force and effect our existence, rights and franchises as a Nevada corporation. We will not sell or otherwise dispose of all or substantially all of our assets, consolidate with or merge into another corporation or entity, or permit one or more other corporations or entities to consolidate with or merge with us. These restrictions do not apply to a transfer of student loans that is made in connection with a discharge of the indenture or to a transaction where the transferee or the surviving or resulting corporation or entity, if other than NELNET Student Loan Corporation-2, by proper written instrument for the benefit of the trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of NELNET Student Loan Corporation-2 under the indenture.

EVENTS OF DEFAULT

        For purposes of the indenture, each of the following events are defined as events of default:

        o default in the due and punctual payment of any interest on any of the Class A notes when due or failure to make any payment due under any other senior obligations under the indenture when due;

        o if no senior obligations are outstanding under the indenture, default in the due and punctual payment of the principal of or interest on any of the Class B notes when due or failure to make any payment due under any other subordinate obligations under the indenture when due;

        o if no senior obligations or subordinate obligations are outstanding under the indenture, default in the due and punctual payment of the principal of or interest on any Class C notes when due or failure to make any payment due under any other junior-subordinate obligations under the indenture when due;

        o default by NELNET Student Loan Corporation-2 in the performance or observance of any other of the covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 90 days after written notice thereof by the trustee to NELNET Student Loan Corporation-2; and

        o       the occurrence of an event of bankruptcy.

REMEDIES ON DEFAULT

        POSSESSION OF TRUST ESTATE. Upon the happening of any event of default, the trustee may take possession of any portion of the trust estate that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The trustee may also, in the name of NELNET Student Loan Corporation-2 or otherwise, conduct the business of NELNET Student Loan Corporation-2 and collect and receive all charges, income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the trustee will apply the rest and residue of the money received by the trustee as follows:

          1. if the principal of none of the obligations under the indenture shall have become due,

               o FIRST, to the payment of the interest in default on the Class A notes and to the payment of all derivative payments secured on a parity with the Class A notes then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference,

               o SECOND, to the payment of the interest in default on the Class B notes and to the payment of all derivative payments secured on a parity with the Class B notes then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference and,

               o THIRD, to the payment of the interest in default on the Class C notes and to the payment of all derivative payments secured on a parity with the Class C notes, if any, then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a supplemental indenture; and

               2. if the principal of any of the obligations under the indenture shall have become due by declaration of acceleration or otherwise,

               o FIRST, to the payment of the interest in default on the Class A notes and all derivative payments secured on a parity with the Class A notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments,

               o SECOND, to the payment of the principal of all Class A notes then due and all derivative payments secured on a parity with the Class A notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference,

               o THIRD, to the payment of the interest in default on the Class B notes and all derivative payments secured on a parity with the Class B notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments,

               o FOURTH, to the payment of the principal of all Class B notes then due and all derivative payments secured on a parity with the Class B notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference,

               o FIFTH, to the payment of the interest in default on the Class C notes and all company derivative payments secured on a parity with such Class C notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments, and

               o SIXTH, to the payment of the principal of all Class C notes then due and any derivative payment on a parity with the Class C notes which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a supplemental indenture.

        SALE OF TRUST ESTATE. Upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, then the trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the trustee may proceed to protect and enforce the rights of the trustee or the registered owners in the manner as counsel for the trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least 51% of the principal amount of the highest priority obligations outstanding under the indenture.

        APPOINTMENT OF RECEIVER. If an event of default occurs, and all of the outstanding obligations under the indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the trustee or of the registered owners under the indenture, then as a matter of right, the trustee shall be entitled to the appointment of a receiver for the trust estate.

        ACCELERATED MATURITY. If an event of default occurs, the trustee may declare, or upon the written direction by the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the indenture shall declare, the principal of all obligations issued under the indenture, and then outstanding, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default other than a default in making payments when due requires the consent of 100% of the registered owners of the highest priority obligations then outstanding.

        DIRECTION OF TRUSTEE. If an event of default occurs, the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the indenture shall have the right to direct and control the trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver. The registered owners may not cause the trustee to take any proceedings which in the trustee's opinion would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

        RIGHT TO ENFORCE IN TRUSTEE. No registered owner of any obligation issued under the indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under the indenture are vested exclusively in the trustee, unless and until the trustee fails to institute an action or suit after the registered owners

          o have given to the trustee written notice of a default under the indenture, and of the continuance thereof,

          o shall have made written request upon the trustee and the trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name, and

          o the trustee shall have been offered reasonable indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

        WAIVERS OF EVENTS OF DEFAULT. The trustee may in its discretion waive any event of default under the indenture and rescind any declaration of acceleration of the obligations due under the indenture. The trustee will waive an event of default upon the written request of the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provision shall have been made for payment of all arrears of interest or all arrears of payments of principal, and all expenses of the trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

THE TRUSTEE

        ACCEPTANCE OF TRUST. The trustee has accepted the trusts imposed upon it by the indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

          o The trustee undertakes to perform only those duties as are specifically set forth in the indenture.

          o In the absence of bad faith on its part, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the trustee and conforming to the requirements of the indenture.

          o In case an event of default has occurred and is continuing, the trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          o Before taking any action under the indenture requested by registered owners, the trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses to which it may be put and to protect it against liability arising from any action taken by the trustee.

        TRUSTEE MAY ACT THROUGH AGENTS. The trustee may execute any of the trusts or powers under the indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. All reasonable costs incurred by the trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts will be paid by NELNET Student Loan Corporation-2.

        INDEMNIFICATION OF TRUSTEE. The trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under the indenture unless properly indemnified and provided with security to its satisfaction. The trustee is not required to take notice of any event under the indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or an authorized representative of NELNET Student Loan Corporation- 2.

        However, the trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or NELNET Student Loan Corporation-2 in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred. If NELNET Student Loan Corporation-2 or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the trustee may reimburse itself from any money in its possession under the provisions of the indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Revenue Fund.

        NELNET Student Loan Corporation-2 will indemnify and hold harmless the trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of the notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

        COMPENSATION OF TRUSTEE. NELNET Student Loan Corporation-2 will pay to the trustee compensation for all services rendered by it under the indenture, and also all of its reasonable expenses, charges, and other disbursements. The trustee may not change the amount of its annual compensation without giving NELNET Student Loan Corporation-2 at least 90 days' written notice prior to the beginning of a fiscal year.

        RESIGNATION OF TRUSTEE. The trustee may resign and be discharged from the trust created by the indenture by giving to NELNET Student Loan Corporation-2 notice in writing specifying the date on which such resignation is to take effect. A resignation will only take effect on the day specified in such notice if a successor trustee shall have been appointed pursuant to the provisions of the indenture and is qualified to be the trustee under the requirements of the provisions of the indenture.

        REMOVAL OF TRUSTEE.  The trustee may be removed

          o at any time by the registered owners of a majority of the principal amount of the highest priority obligations then outstanding under the indenture,

          o by NELNET Student Loan Corporation-2 for cause or upon the sale or other disposition of the trustee or its trust functions or

          o by NELNET Student Loan Corporation-2 without cause so long as no event of default exists or has existed within the last 30 days.

     In the event a trustee is removed, removal shall not become effective until

          o    a successor trustee shall have been appointed, and

          o    the successor trustee has accepted that appointment.

        SUCCESSOR TRUSTEE. If the trustee resigns, is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the trustee is taken over by any public officer or officers, a successor trustee may be appointed by NELNET Student Loan Corporation-2. In this case NELNET Student Loan Corporation-2 will cause notice of the appointment of a successor trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

        Every successor trustee

          o will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein,

          o    have a reported capital and surplus of not less than $50,000,000,

          o will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and

          o will be an eligible lender under the Higher Education Act so long as such designation is necessary to maintain guarantees and federal benefits under the Act with respect to the student loans originated under the Act.

        MERGER OF THE TRUSTEE. Any corporation into which the trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

SUPPLEMENTAL INDENTURES

        SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF REGISTERED OWNERS. NELNET Student Loan Corporation-2 and the trustee may, without the consent of or notice to any of the registered owners of any obligations outstanding under the indenture, enter into any indentures supplemental to the indenture for any of the following purposes:

               1. to cure any ambiguity or formal defect or omission in the indenture;

               2. to grant to or confer upon the trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

               3. to subject to the indenture additional revenues, properties or collateral;

               4. to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust indenture Act of 1939 or similar federal statute;

               5. to evidence the appointment of a separate or co-trustee or a co-registrar or transfer agent or the succession of a new trustee under the indenture;

               6. to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of NELNET Student Loan Corporation-2's student loan program in conformance with the Act;

               7. to make any change as shall be necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the trustee are not to the prejudice of the registered owner of any of the obligations outstanding under the indenture;

               8. to make any changes necessary to comply with the Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

               9. to provide for the issuance of notes pursuant to the provisions of the indenture, including the creation of appropriate funds and accounts, with respect to such notes;

               10. to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

               11. to create any additional funds or accounts under the indenture deemed by the trustee to be necessary or desirable;

               12. to amend the indenture to allow for any of the notes to be supported by a letter of credit or insurance policy or a liquidity agreement, including amendment to provide for repayment to the provider of the credit support on a parity with any notes or derivative product and providing rights to the provider under the indenture, including with respect to defaults and remedies;

               13. to amend the indenture to provide for use of a surety bond or other financial guaranty instrument in lieu of cash and investment securities in all or any portion of the Reserve Fund, so long as such action shall not adversely affect the ratings on any of the notes;

               14. to make any other change with a confirmation by the rating agencies of their ratings of the notes; or

               15. to make any other change which, in the judgment of the trustee is not to the material prejudice of the registered owners of any obligations outstanding under the indenture..

        SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF REGISTERED OWNERS. Any amendment of the indenture other than those listed above must be approved by the registered owners of not less than a majority of the principal amount of the obligations then outstanding under the indenture.

        None of the changes described below may be made in a supplemental indenture without the consent of the registered owners of all obligations then outstanding,

               o an extension of the maturity date of the principal of or the interest on any obligation, or

               o a reduction in the principal amount of any obligation or the rate of interest thereon, or

               o a privilege or priority of any obligation under the indenture over any other obligation, or

               o a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture, or

               o the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

TRUST IRREVOCABLE

        The trust created by the terms and provisions of the indenture is irrevocable until the notes and interest thereon and all company derivative payments are fully paid or provision made for its payment as provided in the indenture.

SATISFACTION OF INDENTURE

        If the registered owners of the notes are paid all the principal of and interest due on the notes, at the times and in the manner stipulated in the indenture, and if each counterparty on a derivative product is paid all of derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The trustee will execute and deliver to NELNET Student Loan Corporation-2 instruments to evidence the discharge and satisfaction, and the trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

        Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

        Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under derivative products have been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

                               DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

        Credit enhancement may be provided with respect to one or more classes of the notes of any series. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, or any combination of the foregoing.

        The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

SUBORDINATE NOTES

        The notes will be designated Class A notes, Class B notes or Class C notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the Class B noteholders to receive distributions on any note payment date will be subordinated to the corresponding rights of the Class A noteholders, and the rights of the Class C noteholders to receive distributions on any note payment date will be subordinated to the corresponding rights of the Class B noteholders. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

LETTER OF CREDIT

        If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

NOTE INSURANCE AND SURETY BONDS

        If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

RESERVE FUND

        In addition to the Reserve Fund described in this prospectus under "Security and Sources of Payment for the Notes-Reserve Fund," one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

        Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, will be applied by the trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the trustee.

        Additional information concerning any reserve fund is to be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings from the reserve fund, if any.

                        NELNET STUDENT LOAN CORPORATION-2

        NELNET Student Loan Corporation-2 is a bankruptcy remote, limited purpose corporation organized under the laws of the State of Nevada on October 8, 1999 to acquire student loans and pledge such student loans and certain related collateral to a trustee to secure the notes. NELNET Student Loan Corporation-2 is a wholly-owned subsidiary of National Education Loan Network, Inc., a Nevada corporation, organized on January 26, 1996 for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activities in connection therewith. NELNET Student Loan Corporation-2 was created as a separate, limited purpose entity pursuant to Articles of Incorporation that impose limitations on the nature of its business and a restriction on its ability to commence a voluntary case or proceeding under any bankruptcy or other insolvency laws without the prior unanimous affirmative vote of all of its directors. NELNET Student Loan Corporation-2's Articles of Incorporation also require that it have a director who qualifies as an "independent director."

               NELNET Student Loan Corporation-2 is governed by a board of directors, which is required by its Articles of Incorporation to include at least three directors. Directors must be elected at each annual meeting of the shareholders. The present directors and their addresses and principal occupations or affiliations are as follows:


                                                                   Principal        Officers and
                     Other                                        Occupation        Directors Term
    NAME OF      OFFICES HELD     AGE           ADDRESS         OR AFFILIATION        FROM TO*
   DIRECTOR
Michael S.         Chairman       35    4732 Calvert Street     Executive       October     Present
Dunlap                                  Lincoln, Nebraska       Vice            1999
                                        68506                   President of
                                                                Union Bank
                                                                and Trust
                                                                Company;
                                                                President,
                                                                Farmers &
                                                                Merchants
                                                                Investment, Inc.
Stephen F.         President      46    6991 East Camelback     Vice-           October     Present
Butterfield                             Road, Suite B290        Chairman of     1999
                                        Scottsdale, Arizona     National
                                        85251                   Education
                                                                Loan
                                                                Network, Inc.
Ronald W.            Vice         50    1801 California Street  Senior Vice     October     Present
Page              President,            Suite 3920              President of    1999
                 Treasurer and          Denver, CO 80202        Union
                   Secretary                                    Financial
                                                                Services, Inc.


                                              40



Ross Wilcox           --          56    4732 Calvert Street     Chief           October     Present
                                        Lincoln, Nebraska       Executive       1999
                                        68506                   Officer of
                                                                Union Bank
                                                                and Trust
                                                                Company
Dr. Paul R.            -          64    Hernia Hill, Rural      Retired         October     Present
Hoff                                    Route 1                 Physician       1999
                                        Seward, Nebraska
                                        68434

-------------
(*) Each director holds office until the next annual meeting of shareholders following his or her election until such director's successors shall have been elected and qualified. Annual Meetings for NELNET Student Loan Corporation-2 are generally held in March of each year.

EXECUTIVE MANAGEMENT

        The board of directors and executive officers described below are responsible for overall management of NELNET Student Loan Corporation-2. NELNET Student Loan Corporation-2's officers and directors are shareholders, officers and directors of business entities that have engaged in the business of purchasing, holding and selling student loans.

        MICHAEL S. DUNLAP, CHAIRMAN OF THE BOARD. As the Chairman of the board of directors, Mr. Dunlap is responsible for the executive direction of NELNET Student Loan Corporation-2. Mr. Dunlap is also Executive Vice President of Union Bank and Trust Company, and President of Farmers & Merchants Investment Inc. He has been an employee of Union Bank and Trust Company for approximately 15 years. Mr. Dunlap is also a director of Stratus Fund, Inc., Union Bank and Trust Company and other affiliated banks, Union Financial Services, Inc., National Education Loan Network, Inc., UNIPAC, InTuition Holdings, Inc. and Farmers and Merchants Investment, Inc. Mr. Dunlap received a Bachelor of Science degree in finance and accounting and a Juris Doctor degree from the University of Nebraska.

        STEPHEN F. BUTTERFIELD, PRESIDENT AND DIRECTOR. As President, Mr. Butterfield is responsible for the overall management and direction of NELNET Student Loan Corporation-2. Included in his responsibilities are loan purchasing, marketing of corporate services and coordination of NELNET Student Loan Corporation-2's capital market activities. Mr. Butterfield has been a member of the student loan industry since January 1989, first as president of a for-profit student loan secondary marketing facility located in Scottsdale, Arizona and currently as President of a non-profit student loan secondary marketing facility in Scottsdale, Arizona. Prior to his work in the student loan industry, Mr. Butterfield spent 15 years as an investment banker specializing in municipal finance. Mr. Butterfield is a director of Outdoor Systems, Inc. Mr. Butterfield received a Bachelor of Science degree in business from Arizona State University.

        RONALD W. PAGE, VICE PRESIDENT, TREASURER, SECRETARY AND DIRECTOR. As Vice President, Treasurer and Secretary, Mr. Page is responsible for the financial operations and record keeping of NELNET Student Loan Corporation-2. Included in his responsibilities are financial planning and capital market operations. Mr. Page spent 20 years as an investment banker specializing in tax-exempt and taxable asset-backed finance, with a specialty in the securitization of student loans. Mr. Page is a director of Union Financial Services, Inc., and Ref-Chem Corporation. Mr. Page received a Bachelor of Science degree in business administration from the University of Colorado, Boulder, Colorado, and a Masters of Public Administration in Public Policy Analysis from the American University, Washington, DC.

        ROSS WILCOX, DIRECTOR. Mr. Wilcox is the Chief Executive Officer and a Director of Union Bank and Trust Company and has been employed or affiliated with Union Bank and Trust Company for over 30 years. Mr. Wilcox is the Chairman of the Board for Mills County State Bank and is on the Board of Directors for UNIPAC and Union Insurance Agency.

        DR. R. PAUL HOFF, DIRECTOR. Dr. Hoff is a medical doctor who practiced as a family physician in Seward, Nebraska for approximately 30 years, until his retirement three years ago. Dr. Hoff also serves as member of the Board of Directors of Packers Service Group, Inc. Dr. Hoff has been involved in a number of business enterprises over the years and currently owns and operates a retail antique store in Ennis, Montana.

        NELNET Student Loan Corporation-2's executive officers are elected annually by the board of directors and serve at the discretion of the board. NELNET Student Loan Corporation- 2's directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

        National Education Loan Network, Inc. provides certain administrative services to NELNET Student Loan Corporation-2 in connection with the operation of NELNET Student Loan Corporation-2's student loan program. National Education Loan Network, Inc. receives compensation for those services, but the amount of such payments is subject to approval by each rating agency and payments are made only when funds are available in the Operating Fund. The approved compensation currently is 0.18% of NELNET Student Loan Corporation-2's outstanding assets per annum, or such other amount as may be specified in the related prospectus supplement. National Education Loan Network, Inc. also receives compensation from NELNET Student Loan Corporation-2 for services provided in connection with structuring, negotiating and implementing NELNET Student Loan Corporation-2's financing programs. The amount of such fees paid to National Education Loan Network, Inc., if any, in connection with issuance of a series of the notes will be described in the applicable prospectus supplement.

          THE STUDENT LOAN PROGRAM OF NELNET STUDENT LOAN CORPORATION-2

        NELNET Student Loan Corporation-2 established its student loan program in order to effectuate its general corporate purposes.

LOAN PURCHASE AGREEMENTS

        NELNET Student Loan Corporation-2 will purchase its student loans from "eligible lenders" under the Higher Education Act pursuant to the terms of student loan purchase agreements. The student loan purchase agreements will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those loans. Each seller will be obligated under the student loan purchase agreement to deliver each student loan note and related documentation to the servicer or subservicer as custodial agent for the trustee, and to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the loans.

        Each seller will make representations, warranties and covenants with respect to the student loans sold pursuant to its respective student loan purchase agreement, including the following:

        o each loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms.

        o the seller is the sole owner and holder of each loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances.

        o each loan to be sold under the student loan purchase agreement is either insured or guaranteed.

        o the seller and any independent servicer have each exercised and shall continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the loans.

        o the seller, or the lender that originated a loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the loan pursuant to Section 438(c) of the Act to the Secretary for the period in which the fee was authorized to be collected; and the seller or originating lender has made any refund of an origination fee collected in connection with any loan which may be required pursuant to the Higher Education Act.

        At the request of NELNET Student Loan Corporation-2 or the trustee, each seller will be obligated to repurchase any loan purchased by NELNET Student Loan Corporation-2 from the seller if:

        o any representation or warranty made or furnished by the seller in or pursuant to its respective student loan purchase agreement shall prove to have been materially incorrect as to the loan;

        o the Secretary or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the sale of the loan to NELNET Student Loan Corporation-2; or

        o on account of any wrongful or negligent act or omission of the seller or its servicing agent that occurred prior to the sale of a loan to NELNET Student Loan Corporation-2, a defense that makes the loan unenforceable is asserted by a maker or endorser, if any, of the loan with respect to his or her obligation to pay all or any part of the loan.

        Upon the occurrence of any of the conditions set forth above and upon the request of NELNET Student Loan Corporation-2 or the trustee, the seller will be required to pay to the trustee an amount equal to the then-outstanding principal balance of the loan, plus the percentage of premium paid by NELNET Student Loan Corporation-2 in connection with the purchase of the loan and interest and special allowance payments accrued and unpaid with respect to the loan, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by NELNET Student Loan Corporation-2, and the trustee in connection with the loan and arising out of the reasons for the repurchase.

SERVICING OF STUDENT LOANS

        NELNET Student Loan Corporation-2 is required under the Higher Education Act, the rules and regulations of the guarantee agency and the indenture to use due diligence in the servicing and collection of student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt.

        THE TRUSTEE IS ACTING AS "ELIGIBLE LENDER" WITH RESPECT TO THE STUDENT LOANS AS AN ACCOMMODATION TO NELNET STUDENT LOAN CORPORATION-2 AND NOT FOR THE BENEFIT OF ANY OTHER PARTY. NOTWITHSTANDING ANY RESPONSIBILITY THAT THE TRUSTEE MAY HAVE TO THE SECRETARY OF EDUCATION OR ANY GUARANTEE AGENCY UNDER THE HIGHER EDUCATION ACT, THE TRUSTEE SHALL NOT HAVE ANY RESPONSIBILITY FOR ANY ACTION OR INACTION OF THE TRUSTEE, NELNET STUDENT LOAN CORPORATION-2 OR ANY OTHER PARTY IN CONNECTION WITH THE STUDENT LOANS AND THE DOCUMENTS, AGREEMENTS, UNDERSTANDINGS AND ARRANGEMENTS RELATING TO THE STUDENT LOANS.

THE SERVICING AGREEMENTS

        We have entered into a servicing agreement with National Education Loan Network which continues until the earlier of

        o       termination of the indenture,

        o early termination after material default by the servicer as provided for in the servicing agreement, or

        o the student loans serviced under the servicing agreement are paid in full.

        National Education Loan Network has entered into subservicing agreements with UNIPAC Service Corporation, a Nebraska corporation and InTuition, Inc. under which UNIPAC and InTuition, as subservicers, assume all of the duties of the servicer under the servicing agreement for the term of the servicing agreement.

        UNIPAC and InTuition will provide data processing and other assistance in connection with the servicing of our portfolio of student loans as required by the Higher Education Act and the guarantee agencies. We will cause the trustee to pay from the Revenue Fund established under the indenture to National Education Loan Network servicing fees, and National Education Loan Network, pursuant to the subservicing agreements, pays UNIPAC and InTuition subservicing fees and certain expenses for the services which UNIPAC and InTuition provide. In the event National Education Loan Network no longer acts as the primary servicer of our student loan portfolio, UNIPAC and InTuition have agreed to service our student loans under the terms of and pursuant to the servicing agreement.

        Under the terms of the subservicing agreements, the subservicers may be obligated to pay us an amount equal to the outstanding principal balance plus all accrued interest and other fees due to the date of purchase of a student loan if the subservicer causes the loan to be denied the benefit of any applicable guarantee and is unable to cause the reinstatement of the guarantee within twelve (12) months of denial by the applicable guarantee agency. Upon payment, the loan shall be subrogated to the subservicer. In the event the subservicer cures any student loan, we will repurchase the loan an amount equal to the then outstanding principal balance plus all accrued interest due on the student loan, less the amount subject to the risk sharing provisions in the Higher Education Act, whereupon the subrogation rights of the subservicer shall terminate.

        NELNET Student Loan Corporation-2 may designate another servicer with respect to its student loans. Any servicer, other than National Education Loan Network, shall be confirmed in writing by each rating agency rating our notes.

NATIONAL EDUCATION LOAN NETWORK, INC.

        National Education Loan Network, Inc. was formed in 1996 with the purpose of creating a network of student loan finance industry participants to provide services to educational institutions, lenders and students across the country. National Education Loan Network, Inc. provides a wide array of education loan finance services, including student loan secondary market operations, administrative management services and asset finance services. Through its operating subsidiaries, National Education Loan Network, Inc. owns and administers over $2 billion in student loans. NELNET Student Loan Corporation-2 is a subsidiary of National Education Loan Network, Inc.

UNIPAC

        UNIPAC began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time sharing, administration and other services to lenders, secondary market purchasers and guarantee agencies throughout the United States. UNIPAC is an operating subsidiary of Union Bank and Trust Company, Lincoln, Nebraska. UNIPAC offers student loan servicing to lending institutions and secondary markets. UNIPAC's corporate headquarters is located in Aurora, Colorado. In December 1989, UNIPAC opened a second servicing center in Lincoln, Nebraska, which as of May 31, 1999, employed approximately 228 people. In November, 1997, UNIPAC opened a third servicing center in St. Paul, Minnesota, which, as of May 31, 1999, employed approximately 144 people. As of May 31, 1999, UNIPAC's servicing volume was approximately $9.2 billion for its full service and secondary market clients.

        UNIPAC's due diligence schedule is conducted through automated letter generation. Telephone calls are made by an auto-dialer system. All functions are monitored by an internal quality control system to ensure their performance. Compliance training is provided on both centralized and unit level basis. In addition, UNIPAC has distinct compliance and internal auditing departments whose functions are to advise and coordinate compliance issues. In order to provide these services, UNIPAC has developed and maintains a computer mainframe and software system. See "Certain Relationships Among Financing Participants."

INTUITION

        InTuition has been servicing the education finance industry since 1997. InTuition has over 200 employees servicing over $2 billion in student loans held by financial institutions and secondary markets throughout the United States. InTuition provides a complete line of services from originations and disbursement processing to collection activities.

            DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

        The Higher Education Act provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

        The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The 1998 Amendments to the Higher Education Act extended the principal provisions of the Federal Family Education Loan Program through September 30, 2004. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

        Generally, a student is eligible for loans made under the Federal Family Education Loan Program only if he or she:

        o has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

        o is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

        o has agreed to promptly notify the holder of the loan of any address change; and

        o       meets the applicable "needs" requirements.

        Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

        The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

TYPES OF LOANS

        Four types of loans are currently available under the Federal Family Education Loan Program:

        o       Stafford Loans,
        o       Unsubsidized Stafford Loans,
        o       PLUS Loans and
        o       Consolidation Loans

These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References to these various loan types include, where appropriate, their predecessors

        The primary loan under the Federal Family Education Loan Program is the Subsidized Federal Stafford Loan. Students who are not eligible for Subsidized Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Federal Stafford Loans. Parents of students may be able to obtain Federal PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Federal Supplemental Loans for Students ("Federal SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Stafford Loans.

SUBSIDIZED FEDERAL STAFFORD LOANS

        GENERAL. Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Stafford Loans have limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. Both aggregate limitations exclude loans made under the Federal SLS and Federal PLUS Programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

        Subsidized Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Federal Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

        INTEREST RATES FOR SUBSIDIZED FEDERAL STAFFORD LOANS. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

               (1) is 7% per annum for a loan covering a period of instruction beginning before January 1,1981;

               (2) is 9% per annum for a loan covering a period of instruction beginning on or before January 1, 1981, but before September 13, 1983;

               (3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

               (4) is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

               (5) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

        For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made insured or guaranteed under the Federal Family Education Loan Program:

               (6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Stafford Loan 8% per annum or

               (7) for a loan made on or before July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

        o 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (1) above;

        o       8% per annum in the case of

                o a Stafford Loan made to a borrower who has a loan described in clause (3) above,

                o a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above,

                o a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

        o 9% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

        o 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

        The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During deferment periods,

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



the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

        For Stafford Loans made on or after July 1, 1998 but before October 1, 1998, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the proceeding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

        For loans made on or after October 1, 1998, the applicable interest rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 1% per annum, but not to exceed 8.25% per annum. There can be no assurance that the interest rate provisions for these loans will not be further amended, either before or after the rate described in this section becomes effective.

UNSUBSIDIZED FEDERAL STAFFORD LOANS

        GENERAL. The Unsubsidized Federal Stafford Loan Program was created by Congress in 1992 for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. These students are entitled to borrow the difference between the Stafford Loan maximum and their Subsidized Stafford eligibility through the Unsubsidized Stafford program. The general requirements for Unsubsidized Stafford Loans are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins. Unsubsidized Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Stafford Loan without regard to need.

        INTEREST RATES FOR UNSUBSIDIZED FEDERAL STAFFORD LOANS. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Subsidized Stafford Loans.

FEDERAL PLUS LOANS

        GENERAL. PLUS Loans are made only to borrowers who are parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. For PLUS Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to PLUS Loans are similar to those of Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the PLUS Loan program and special allowance payments are more restricted.

        INTEREST RATES FOR FEDERAL PLUS LOANS. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a PLUS Loan:

        o made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

        o made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

        o made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

        o made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum);

        o made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum).

        o made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum; or

        o made on or after July 1, 1998, but before October 1, 1998, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the proceeding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

        For PLUS Loans made on or after October 1, 1998, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 2.1% per annum, but not to exceed 9% per annum.

        If requested by the borrower, an eligible lender may consolidate SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS Loan, including an SLS or PLUS Loan held by a different lender who has refused to refinance the loan, at a variable interest rate. In this case, proceeds of the new loan are used to discharge the original loan.

FEDERAL SLS LOANS

         GENERAL. SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a PLUS Loan and were also unable to provide the students' expected family contribution. Except for dependent undergraduate students, eligibility for SLS Loans was determined without regard to need. SLS Loans are similar to Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, SLS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the SLS Loan program and special allowance payments are more restricted.

        INTEREST RATES FOR FEDERAL SLS LOANS. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

FEDERAL CONSOLIDATION LOANS

        GENERAL. The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans. Federal Consolidation Loans may be obtained in an amount sufficient to pay outstanding principal, unpaid interest and late charges on federally insured or reinsured student loans incurred under the Federal Family Education Loan Program, excluding Federal PLUS Loans made to "parent borrowers", selected by the borrower, as well as loans made pursuant to the Perkins (formally "National Direct Student Loan") and Health Professional Student Loan Programs. To be eligible for a Consolidation Loan, a borrower must:

        o have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs, and

        o       be in repayment status or in a grace period, or

        o be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

        A married couple who agree to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Federal Consolidation Loan during the 180-day period following the origination of the Federal Consolidation Loan.

        INTEREST RATES FOR FEDERAL CONSOLIDATION LOANS. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees - Rebate Fees on Consolidation Loans" in this prospectus.

MAXIMUM LOAN AMOUNTS

        Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

        LOAN LIMITS FOR STAFFORD AND UNSUBSIDIZED STAFFORD LOANS. Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans, including that portion of a Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

        Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding, including that portion of a Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

        LOAN LIMITS FOR PLUS LOANS. For Plus Loans made on or after July 1, 1993, the amounts of Plus Loans are limited only by the student's unmet need. Prior to that time Plus Loans were subject to limits similar to those of SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

        LOAN LIMITS FOR SLS LOANS. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "Stafford Loans".

DISBURSEMENT REQUIREMENTS

        The Higher Education Act now requires that virtually all Stafford Loans and PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than thirty days after the enrollment period begins.

REPAYMENT

        REPAYMENT PERIODS. Loans made under the Federal Family Education Loan Program, other than Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but may not be longer than 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period. Grace periods may be waived by borrowers. For Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Stafford Loans and Unsubsidized
\
                                       53

Stafford Loans, the repayment period commences not more than six months after the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "grace periods".

        In the case of SLS, PLUS and Consolidated Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an SLS Loan who also has a Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

        INCOME SENSITIVE REPAYMENT SCHEDULES. Since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. NELNET Student Loan Corporation-2 may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

        DEFERMENT PERIODS. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

        o during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

        o during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

        o during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

        o during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code;

        o during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

        o during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

        o during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

        o during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

        o during a period, not in excess of 6 months, while the borrower is on parental leave; and

        o only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

        For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

        o during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary;

        o during a period not exceeding three years while the borrower is seeking and unable to find full-time employment; and

        o during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

        Prior to the 1992 changes, only certain of the deferment periods described above were available to PLUS Loan borrowers, and only certain deferment periods were available to

Consolidation Loan borrowers. Prior to the 1986 changes, PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the ten-year maximum term.

        FORBEARANCE PERIOD. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Forbearance also extends the ten year maximum term.

        INTEREST PAYMENTS DURING GRACE, DEFERMENT AND FORBEARANCE PERIODS. The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized not more frequently than quarterly.

FEES
        GUARANTEE FEE. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. However, borrowers may be charged an insurance fee to cover the costs of increased or extended liability with respect to Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.

        ORIGINATION FEE. An eligible lender is authorized to charge the borrower of a Stafford Loan, an Unsubsidized Stafford Loan or PLUS Loan an origination fee in an amount not to exceed 5% of the principal amount of the loan, and is required to charge the borrower of an Unsubsidized Stafford Loan an or a PLUS Loan origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education.

        LENDER ORIGINATION FEE. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

        REBATE FEE ON CONSOLIDATION LOANS. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on the Consolidation

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Loan. For loans made pursuant to applications received on or after October 1,
1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to .62%.

INTEREST SUBSIDY PAYMENTS

        Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for interest subsidy payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

        The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period. A borrower may elect to forego interest subsidy payments, in which case the borrower is required to make interest payments.

SPECIAL ALLOWANCE PAYMENTS

        The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt). The amount of the special allowance payments, which are made on a quarterly basis, is computed by reference to the average of the bond equivalent rates of the 91-day Treasury bills auctioned during the preceding quarter.

        FEDERAL SUBSIDIZED AND UNSUBSIDIZED STAFFORD LOANS. The effective formulas for special allowance payment rates for Stafford and Unsubsidized Stafford Loans are summarized in the following chart:

            DATE OF LOANS ANNUALIZED SAP RATE On or after October 1, 1981 Bill Rate less Applicable Interest Rate + 3.5% On or after November 16, 1986 T-Bill Rate less Applicable Interest Rate + 3.25% On or after October 1, 1992 T-Bill Rate less Applicable Interest Rate + 3.1% On or after July 1, 1995 T-Bill Rate less Applicable Interest Rate + 2.5%(1) On or after January 1, 2000 and before July 1, 2003 3 month commercial paper rate less Applicable Interest Rate +2.34%

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On or after July 1, 1998     T-Bill Rate less Applicable Interest Rate + 2.8%(2)

(1) Applies to Stafford and Unsubsidized Stafford Loans prior to the time such loans enter repayment and during any Deferment Periods.

(2)     Substitute 2.2% in this formula while such loans are the grace period.

        For Loans made on or after October 1, 1998, the special allowance formula is revised similarly to the manner in which the applicable interest rate formula is revised.

        The effective formulas for special allowance payment rates for Stafford Loans and Unsubsidized Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. There are minimum special allowance payment rates for Stafford Loans and Unsubsidized Stafford Loans acquired with proceeds of tax-exempt obligations, which rates effectively ensure an overall minimum return of 9.5% on such loans. However, loans acquired with the proceeds of tax-exempt obligations originally issued after September 30, 1993 are not assured of a minimum special allowance payment.

       FEDERAL PLUS AND SLS LOANS. For PLUS and SLS Loans which bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Interest Rates for PLUS Loans" and "Interest Rates for SLS Loans" in this prospectus. Special allowance payments are paid with respect to PLUS Loans made on or after July 1, 1994 only if the rate that would otherwise apply exceeds 10% per annum, notwithstanding that the interest rate ceiling on such loans is 9% per annum. For Plus Loans made after January 1, 2000 and before July 1, 2003, special allowance is paid only if the sum of the 91-day Treasury bill rate determined at an auction held on June 1 of each year plus 3.1% exceeds 9%. The portion, if any, of a Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

        The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

        Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments.

                      DESCRIPTION OF THE GUARANTEE AGENCIES

        The student loans in the trust estate will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

        A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default


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claim package must include all information and documentation required under the
Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

        In general, a guarantee agency's reserve fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on moneys in the reserve fund, and a portion of the moneys collected from borrowers on guaranteed lo ans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses.

        Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

        o the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

        o the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994;

        o the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made one or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-
               2003) paid annually on outstanding guaranteed student loans;

        o the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

        o the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 24% (23% beginning on October 1, 2003).

        Additionally, the adequacy of a guarantee agency's reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

        The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.



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        The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

        Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

        There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

        Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

FEDERAL AGREEMENTS

        GENERAL. A guaranty agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantees agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

        In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

        United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of


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Education and the guarantee agencies described herein. Amendments to the Higher
Education Act in 1986, 1987, 1992, 1993, and 1998, respectively

        o abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education,

        o authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated,

        o added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

        o expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves, and

        o      mandated the additional recall of guarantee agency reserve funds.

FEDERAL INSURANCE AND REIMBURSEMENT OF GUARANTEE AGENCIES

        EFFECT OF ANNUAL CLAIMS RATE. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

         The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:


CLAIMS RATE                                 FEDERAL PAYMENT

0% up to 5%                       100%

5% up to 9%                       100% of claims up to 5%;
                                  90% of claims 5% and over

9% and over                       100% of claims up to 5%;
                                  90% of claims 5% and over, up to 9%;
                                  80% of claims 9% and over

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        The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

        The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows:
100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95% , 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

        The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

        REIMBURSEMENT. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

        o the original principal amount of such loans that have been fully repaid, and

        o the original amount of such loans for which the first principal installment payment has not become due.

Guarantee agencies with default rates below 5% are required to pay the Secretary of Education annual fees equivalent to 0.51% of new loans guaranteed, while all other such agencies must pay a 0.5% fee. The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

        Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

        Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

        Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

        A guarantee agency may enter into an addendum to its Interest Subsidy Agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed



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loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

        REHABILITATION OF DEFAULTED LOANS. Under of the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

        For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

        ELIGIBILITY FOR FEDERAL REIMBURSEMENT. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

     Prior to the 1998 Amendments, a Federal Family Education Loan was considered in to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 240 days for loans payable in monthly installments on which the delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

        The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

        o       that completed loan applications be processed;

        o a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

        o the borrower's responsibilities under the loan be explained to him or her;



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        o       the promissory note evidencing the loan be executed by the borrower; and

        o that the loan proceeds be disbursed by the lender in a specified manner.

        After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

DIRECT LOANS

        The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation.

        The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

        It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

OTHER GUARANTEE AGENCIES

        Although NELNET Student Loan Corporation-2 expects that most of the student loans it acquires under the indenture will be guaranteed by the guarantee agencies described in the related prospectus supplement, NELNET Student Loan Corporation-2 may acquire student loans under the indenture which are guaranteed by other guarantee agencies with the approval of the rating agencies.

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                         FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of all material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Kutak Rock LLP, as tax counsel to NELNET Student Loan Corporation-2. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to, foreign investors. In addition, this summary is generally limited to investors who will hold the notes as "capital assets" (generally, property held for investment) within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes of any Series. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

CHARACTERIZATION OF THE TRUST ESTATE

         Based upon certain assumptions and certain representations of NELNET Student Loan Corporation-2, Kutak Rock LLP has rendered, with respect to any notes previously issued, and will render, with respect to the Additional notes, its opinion to NELNET Student Loan Corporation-2 to the effect that the notes, issued or to be issued, as the case may be, should be treated as debt of NELNET Student Loan Corporation-2, rather than as an interest in the student loans for federal income tax purposes. In addition, Kutak Rock LLP has rendered its opinion to the effect that this discussion is a summary of all material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Such opinion is not binding on the courts or the Service. It is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the registered owners or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.


        If, instead of treating the transaction as creating secured debt in the form of the Series issued by NELNET Student Loan Corporation-2 as a corporate entity, the transaction were treated as creating a partnership among the registered owners, the servicer and NELNET Student Loan Corporation-2 which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicer, NELNET Student Loan Corporation-2 and each registered owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the registered owner could differ if the notes were held to constitute partnership interests, rather than indebtedness.

        If, alternatively, it were determined that this transaction created an entity other than NELNET Student Loan Corporation-2 which was classified as a corporation or a publicly traded partnership taxable as a corporation and treated as having purchased the student loans, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the registered owners. Cash payments to the registered owners generally would be treated as dividends for tax purposes to the extent of such corporation's accumulated and current earnings and profits. A similar result would apply if the registered owners were deemed to have acquired stock or other

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equity interests in NELNET Student Loan Corporation-2. However, as noted above,
NELNET Student Loan Corporation-2 has been advised that the notes should be treated as debt of NELNET Student Loan Corporation-2 for federal income tax purposes.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

        NELNET Student Loan Corporation-2 and the registered owners express in the indenture their intent that, for federal income tax purposes, the notes will be indebtedness of NELNET Student Loan Corporation-2 secured by the student loans. NELNET Student Loan Corporation-2 and the registered owners, by accepting the notes, have agreed to treat the notes as indebtedness of NELNET Student Loan Corporation-2 for federal income tax purposes. NELNET Student Loan Corporation-2 intends to treat this transaction as a financing reflecting the notes as its indebtedness for tax and financial accounting purposes.

        In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

        NELNET Student Loan Corporation-2 believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the student loans and should, thus, be treated as the owner of the student loans for federal income tax purposes. If, however, the Service were successfully to assert that this transaction should be treated as a sale of the student loans, the Service could further assert that the entity created pursuant to the indenture, as the owner of the student loans for federal income tax purposes, should be deemed engaged in a business and, therefore, characterized as a publicly traded partnership taxable as a corporation.

TAXATION OF INTEREST
INCOME OF REGISTERED OWNERS

        Payments of interest with regard to the notes will be includible as ordinary income when received or accrued by the registered owners in accordance with their respective methods of tax accounting and applicable provisions of the Code. In particular, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument's yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument. The legislative history of the original issue discount provisions indicates that the calculation and accrual of original issue discount should be based on the prepayment assumptions used by the parties in pricing the transaction.




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



        Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less. NELNET Student Loan Corporation-2 expects that interest payable with respect to the accrual notes, if any, will not be qualified stated interest and that such accrual notes will be issued with original issue discount as described in the related prospectus supplement. Further, there can be no assurance that the Service would not assert that the interest payable with respect to the Class B notes may not be qualified stated interest because such payments are not unconditional and that the Class B notes are issued with original issue discount.

        Payments of interest received with respect to the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential registered owners or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

        A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

        The annual statement regularly furnished to registered owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the notes. As noted above, NELNET Student Loan Corporation-2 believes, based on the advice of counsel, that it will retain ownership of the student loans for federal income tax purposes. In the event the indenture is deemed to create a pass-through entity as the owner of the student loans for federal income tax purposes instead of NELNET Student Loan Corporation-2 (assuming such entity is not, as a result, taxed as an association), the owners of the notes could be required to accrue payments of interest more rapidly than otherwise would be required.

BACKUP WITHHOLDING

        Certain purchasers may be subject to backup withholding at the rate of 31% with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

        NELNET Student Loan Corporation-2 makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

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



LIMITATION ON THE DEDUCTIBILITY OF CERTAIN EXPENSES

        Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation), then NELNET Student Loan Corporation-2 believes that a substantial portion of the expenses to be generated by the Trust could be subject to the foregoing limitations. As a result, each potential registered owner should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

TAX-EXEMPT INVESTORS

        In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity's exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any Series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised NELNET Student Loan Corporation-2 that the notes should be characterized as debt for federal income tax purposes. Therefore, except to the extent any registered owner incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt registered owner from the calculation of unrelated business taxable income. Each potential tax-exempt registered owner is urged to consult its own tax advisor regarding the application of these provisions.

SALE OR EXCHANGE OF NOTES

        If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's basis in such note. If a note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

        If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and



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



welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408(b) of the Code (collectively, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA. Accordingly, assets of such plans may be invested in notes without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such governmental plan or church plan which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

        In addition to the imposition of general fiduciary requirements including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or Tax-Favored Plans investing in such entities (collectively hereafter "Plan" or "Plans") and persons ("Parties in Interest" or "Disqualified Persons") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory or administrative exemption is available. Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who breaks any fiduciary responsibility under or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation.

        The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of NELNET Student Loan Corporation-2 of such security. The DOL has promulgated regulations set forth at 29 CFR ss. 2510.3-101 (the "Regulations") concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" in such entity.

        Under such Regulations the assets of an ERISA Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the ERISA Plan, if at no time do ERISA Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity. Because the availability of this exemption depends upon the identity of the registered owners at any time, there can be no assurance that the notes will qualify for this exemption.

        The Regulations also provide an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." Except as specified with respect to a Series in the related prospectus supplement, the notes are intended to represent debt of NELNET Student Loan Corporation-2 for state law and federal income tax purposes; however, there can be no assurance that the DOL will not challenge such position. Assuming that a class of notes will be considered debt with no substantial equity features for purposes of the Regulations, the assets of the Trust will not be characterized as "plan assets" under the Regulations. The related prospectus supplement will set forth whether any class of notes may be purchased by Plans.

        Without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if NELNET Student Loan Corporation-2 or any of their respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that NELNET Student Loan Corporation-2 or any of their respective affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes. However, one or more of the following prohibited transaction class exemptions may apply to the acquisition, holding and transfer of the notes: Prohibited Transaction class Exemption ("PTCE") 84-14 (regarding investments by qualified professional asset managers), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding investments by in-house asset managers).

             Any ERISA Plan fiduciary considering whether to purchase notes of any Series on behalf of an ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any of the exemptions referred to above. Persons responsible for investing the assets of Tax-Favored Plans that are not ERISA Plans should seek similar counsel with respect to the prohibited transaction provisions of the Code.

                   RELATIONSHIPS AMONG FINANCING PARTICIPANTS

        NELNET Student Loan Corporation-2 is a wholly owned subsidiary of National Education Loan Network, Inc. National Education Loan Network acts as a servicer for the loans purchased by NELNET Student Loan Corporation-2. National Education Loan Network, Inc. is a privately held corporation whose minority owners include employees of Union Bank and Trust Company and certain relatives of those employees.

        National Education Loan Network has engaged UNIPAC Service Corporation and InTuition, Inc,. to act as subservicers for the student loan portfolio of NELNET Student Loan Corporation-2. UNIPAC is an operating subsidiary of Union Bank and Trust Company, Lincoln, Nebraska. The parent company of Union Bank and Trust Company also control 50% of the voting power of the outstanding stock of InTuition.

        Union Bank and Trust Company is one of the largest originators of student loans. NELNET Student Loan Corporation-2 expects to purchase loans from Union Bank and Trust Company. NELNET Student Loan Corporation-2 also expects to purchase student loans from other entities that are direct or indirect subsidiaries of National Education Loan Network, Inc., including NHELP-I, Inc. and NEBHELP, Inc.

                              PLAN OF DISTRIBUTION

        NELNET Student Loan Corporation-2 may sell the notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, NELNET Student Loan Corporation-2 may sell such

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

notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. NELNET Student Loan Corporation-2 intends that notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of the notes may be made through a combination of such methods.

        The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

        In connection with the sale of the notes, underwriters may receive compensation from NELNET Student Loan Corporation-2 or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of a series to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from NELNET Student Loan Corporation-2 and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from NELNET Student Loan Corporation-2 will be described, in the applicable prospectus supplement.

        Under agreements which may be entered into by NELNET Student Loan Corporation-2, the underwriters and agents who participate in the distribution of the notes may be entitled to indemnification by NELNET Student Loan Corporation-2 against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

        If so indicated in the prospectus supplement, NELNET Student Loan Corporation-2 will authorize underwriters or other persons acting as NELNET Student Loan Corporation-2's agents to solicit offers by certain institutions to purchase the notes from NELNET Student Loan Corporation-2 pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by NELNET Student Loan Corporation-2. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

        The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, Denver, Colorado as counsel and by Kutak Rock LLP, Denver, Colorado as note counsel and as



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



special tax counsel to NELNET Student Loan Corporation-2. Other counsel, if any, passing upon legal matters for NELNET Student Loan Corporation-2 or any placement agent or underwriter will be identified in the related prospectus supplement.

                              FINANCIAL INFORMATION

        NELNET Student Loan Corporation-2 has determined that its financial statements are not material to the offering made hereby. NELNET Student Loan Corporation-2 will not engage in any activities other than as described herein. Accordingly, financial statements with respect to NELNET Student Loan Corporation-2 are not included in this prospectus.

                                     RATINGS

        It is a condition to the issuance of the notes that notes publicly offered be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). the specific ratings for class of notes will be described in the related prospectus supplement.

        A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.

        A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                    INCORPORATION OF DOCUMENTS BY REFERENCE;
                         WHERE TO FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file annual, quarterly and special reports and other information with the SEC. The SEC allows us to by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

        We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to NELNET Student Loan Corporation-2, 1801 California Street, Suite 3920, Denver, Colorado 80202, Attention: Ronald W. Page, Telephone:
(303) 292-6930.

        You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available. Our parent company maintains a web site that provides information concerning our company at http://www.ufscorp.com.


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

GLOSSARY OF TERMS

        Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

        "ACT" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

        "ALL HOLD RATE" means the applicable LIBOR-based rate less 0.20%. The applicable all hold rate shall not be greater than the applicable maximum auction rate.

        "APPLICABLE LIBOR-BASED RATE" means, (a) for auction periods of 35 days or less, one-month LIBOR, (b) for auction periods of more than 35 days but less than 91 days, three-month LIBOR, (c) for auction periods of more than 90 days but less than 181 days, six-month LIBOR, and (d) for auction periods of more than 180 days, one-year LIBOR.

        "APPLICABLE NUMBER OF BUSINESS DAYS" means the greater of two business days or one business day plus the number of business days by which the auction date precedes the first day of the next succeeding interest period.

        "AUCTION RATE CERTIFICATE NOTE INTEREST RATE" means each variable rate of interest per annum borne by an auction rate certificate note for each auction period and determined in accordance with the provisions of the indenture. However, in the event of a payment default, the auction rate certificate note interest rate will be one-month LIBOR plus 1.50%, but not more than the applicable maximum auction rate.

        "AUCTION" means the implementation of the registered owners on an auction date.

        "AUCTION AGENT" means the initial auction agent under the initial auction agent agreement unless and until a substitute auction agent agreement becomes effective, after which auction agent shall mean the substitute auction agent.

        "AUCTION AGENT AGREEMENT" means the initial auction agent agreement unless and until a substitute auction agent agreement is entered into, after which auction agent agreement shall mean such substitute auction agreement.

        "AUCTION DATE" means, with respect to any class of auction rate certificate notes, the date specified in the related prospectus supplement, and thereafter, the business day immediately preceding the first day of each auction period for each respective class, other than:

               (a) each auction period commencing after the ownership of the applicable auction rate certificate notes is no longer maintained in book-entry form by the securities depository;

               (b) each auction period commencing after and during the continuance of a payment default; or

               (c) each auction period commencing less than the applicable number of business days after the cure or waiver of a payment default.


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



        "AUCTION PERIOD" means the interest period applicable to the auction rate certificate notes during which time the interest rate is determined pursuant to the indenture, which auction period (after the initial period for such class) initially shall consist generally of the number of days specified with respect to any series of the notes in the related prospectus supplement, as the same may be adjusted pursuant to the indenture.

        "AUCTION PERIOD ADJUSTMENT" means an adjustment to the auction period as provided in the indenture.

        "AUCTION PROCEDURES" means the procedures set forth in the indenture by which the auction rate is determined.

        "ACTION RATE" means the rate of interest per annum that results from implementation of the registered owners and is determined as described in the indenture.

        "AUTHORIZED OFFICER" shall mean, when used with reference to NELNET Student Loan Corporation-2, its Chairman, President, Vice President or Secretary, or any other officer or board member authorized in writing by the board of directors to act on behalf of NELNET Student Loan Corporation-2.

        "AUTHORIZED REPRESENTATIVE" shall mean, when used with reference to NELNET Student Loan Corporation-2, (a) an authorized officer or (b) any affiliate organization or other entity authorized by the board of directors to act on NELNET Student Loan Corporation-2's behalf.

        "BOND-EQUIVALENT YIELD" means, in respect of any security with a maturity of six months or less the rate for which is quoted in THE WALL STREET JOURNAL on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula and rounded up to the nearest one-hundredth of one percent:

     Bond Equivalent Yield =                   Q x N  x 100
                                        ----------------------
                                              360 - (T x Q)

        where "Q" refers to the per annum rate for the security quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366 (days), as the case may be, and "T" refers to the number of days to maturity.

        "BOOK-ENTRY FORM" or "BOOK-ENTRY SYSTEM" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities "immobilized" to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

        "CARRY-OVER AMOUNT" means, with respect to the auction rate certificate notes, the excess, if any, of (a) the amount of interest on an auction rate certificate note that would have accrued with respect to the related interest period at the applicable auction rate over (b) the amount of interest on such auction rate certificate note actually accrued with respect to such auction rate certificate note with respect to such interest period based on the applicable maximum auction rate without regard to the last two clauses of the definition thereof together with the unreduced portion of any such excess from prior interest periods; provided that any reference to "principal" or "interest" in the indenture and the auction rate certificate notes shall not include within the meanings of such words any carry-over amount or any interest accrued on any carry-over amount.

        "CERTIFICATE OF INSURANCE" shall mean any certificate evidencing a student loan is insured pursuant to a contract of insurance.

        "CLASS A NOTES" shall mean NELNET Student Loan Corporation-2's student loan asset- backed notes issued pursuant to the indenture and designated as Class A.

        "CLASS B NOTES" shall mean NELNET Student Loan Corporation-2's student loan asset- backed notes issued pursuant to the indenture and designated as Class B. Class B notes shall be subordinate to the Class A notes.

        "CLASS C NOTES" shall mean NELNET Student Loan Corporation-2's student loan asset- backed notes issued pursuant to the indenture and designated as Class C. Class C notes shall be subordinate to the Class A notes and the Class B notes.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which are applicable to the notes of the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

        "CONTRACT OF INSURANCE" shall mean the contract of insurance between an eligible lender and the Secretary.

        "DERIVATIVE PAYMENT" shall mean a payment required to be made by or on behalf of NELNET Student Loan Corporation-2 due to a reciprocal payor pursuant to a derivative product.

        "DERIVATIVE PAYMENT DATE" shall mean, with respect to a derivative product, any date specified in the derivative product on which both or either of NELNET Student Loan Corporation-2 derivative payment and/or a reciprocal payment is due and payable under the derivative product.

        "DERIVATIVE PRODUCT" shall mean a written contract or agreement between NELNET Student Loan Corporation-2 and a reciprocal payor, which provides that NELNET Student Loan Corporation-2's obligations thereunder will be conditioned on the absence of (i) a failure by the reciprocal payor to make any payment required thereunder when due and payable, or (ii) a default thereunder with respect to the financial status of the reciprocal payor, and:

               (a) under which NELNET Student Loan Corporation-2 is obligated to pay (whether on a net payment basis or otherwise) on one or more scheduled and specified derivative payment dates, NELNET Student Loan Corporation-2 derivative payments in exchange for the reciprocal payor' s obligation to pay (whether on a net payment basis or otherwise), or to cause to be paid, to NELNET Student Loan Corporation-2, reciprocal payments on one or more scheduled and specified derivative payment dates in the amounts set forth in the derivative product;

               (b) for which NELNET Student Loan Corporation-2's obligation to make derivative payments may be secured by a pledge of and lien on the trust estate on an

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



        equal and ratable basis with any class of NELNET Student Loan Corporation-2's outstanding notes and which derivative payments may be equal in priority with any priority classification of NELNET Student Loan Corporation-2's outstanding notes; and

               (c) under which reciprocal payments are to be made directly to the trustee for deposit into the Revenue Fund.

        "ELIGIBLE LENDER" shall mean any "eligible lender," as defined in the Act, and which has received an eligible lender designation from the Secretary with respect to loans made under the Act.

        "EVENT OF BANKRUPTCY" shall mean (a) NELNET Student Loan Corporation-2 shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against NELNET Student Loan Corporation-2 seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

        "FEDERAL REIMBURSEMENT CONTRACTS" shall mean the agreements between the guarantee agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

        "FITCH" shall mean Fitch IBCA, Inc., a corporation organized and existing under the laws of the-State of Delaware, its successors and assigns.

        "FUNDS" shall mean the funds created under Section 5.01 of the indenture and held by the trustee, including the Acquisition Fund, the Revenue Fund and the Reserve Fund.

        "GUARANTEE" or "GUARANTEED" shall mean, with respect to student loan, the insurance or guarantee by the guaranty agency pursuant to such guaranty agency's guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guaranty agency for payments made by it on defaulted student loans insured or guaranteed by the guaranty agency of at least the minimum reimbursement allowed by the Act with respect to a particular student loan.

        "GUARANTEE AGREEMENTS" shall mean a guaranty or lender agreement between the trustee and any guaranty agency, and any amendments thereto.


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        "GUARANTY AGENCY" shall mean any entity authorized to guarantee student loans under the Act and with which the trustee maintains a guarantee agreement.

        "HIGHEST PRIORITY OBLIGATIONS" shall mean, (a) at any time when senior obligations are outstanding, the senior obligations, (b) at any time when no senior obligations are outstanding, the subordinate obligations, and (c) at any time when no senior obligations or subordinate obligations are outstanding, the junior-subordinate obligations (and any priorities as between junior-subordinate obligations as shall be established by supplemental indentures).

        "HOLD ORDER" has the meaning set forth under "Description of the Notes-ARC notes."

        "INDENTURE" shall mean the indenture of trust between NELNET Student Loan Corporation-2 and Zions Bank, as trustee, including all supplements and amendments thereto.

        "INITIAL AUCTION AGENT" means Bankers Trust Company, a New York corporation, its successors and assigns.

        "INITIAL AUCTION AGENT AGREEMENT" means the Auction Agent Agreement by and among NELNET Student Loan Corporation-2, the trustee and the initial auction agent, including any amendment thereof or supplement thereto.

        "INITIAL INTEREST PAYMENT DATE" shall mean the date specified in the related prospectus supplement.

        "INITIAL INTEREST PERIOD" means, as to the LIBOR rate notes, the period from and including the date of delivery of the LIBOR rate notes of any class and ending on the date specified in the related prospectus supplement.

        "INITIAL PERIOD" means, as to auction rate certificate notes, the period commencing on the date of issuance and continuing through the day immediately preceding the Initial Rate Adjustment Date for such auction rate certificate notes.

        "INITIAL RATE" means, with respect to a class of any series, the rate per annum specified in the related prospectus supplement.

        "INITIAL RATE ADJUSTMENT DATE" means, with respect to the class of any series, the date specified in the related prospectus supplement.

        "INSURANCE" or "INSURED" or "INSURING" means, with respect to student loan, the insuring by the Secretary (as evidenced by a certificate of insurance or other document or certification issued under the provisions of the Act) under the Act of 100% of the principal of and accrued interest on such student loan.

        "INTEREST BENEFIT PAYMENT" shall mean an interest payment on student loans received pursuant to the Act and an agreement with the federal government, or any similar payments.

        "INTEREST PAYMENT DATE" shall mean the interest payment dates specified for notes in the supplemental indenture authorizing the issuance of such notes.

        "INTEREST PERIOD" means, with respect to the auction rate certificate notes, the initial period and each period commencing on an interest rate adjustment date for such class and ending


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on the day before (a) the next interest rate adjustment date for such class or
(b) the stated maturity of such class, as applicable. The term "interest period" with respect to the LIBOR rate notes and Treasury rate notes has the meaning described under the heading "Description of the Notes - LIBOR Rate Notes" and "-Treasury Rate Notes."

        "INTEREST RATE ADJUSTMENT DATE" means the date on which an auction rate certificate note interest rate is effective, and means, with respect to the auction rate certificate notes, the date of commencement of each auction period.

        "INTEREST RATE DETERMINATION DATE" means, with respect to the auction rate certificate notes, the auction date, or if no auction date is applicable to such class, the business day immediately preceding the date of commencement of an auction period.

        "INVESTMENT AGREEMENT" shall mean any investment agreement approved by the rating agencies.

        "JUNIOR-SUBORDINATE NOTES" shall mean notes, the principal of and interest on which is payable on a subordinated basis to the payment of the principal of and interest on the senior notes and the subordinate notes; provided, however, that any series of the junior-subordinate notes need not necessarily be payable on a parity with all other series of the junior-subordinate notes.

        "JUNIOR-SUBORDINATE OBLIGATIONS" shall mean Class C notes and any derivative product, the priority of payment of which is equal with that of any series or subseries of Class C notes.

        "LIBOR-BASED RATE" shall mean one-month LIBOR , three month LIBOR, six month LIBOR or one year LIBOR plus an amount specified in the related prospectus supplement.

        "MARKET AGENT" means PaineWebber Incorporated, in such capacity hereunder, or any successor to it in such capacity hereunder.

        "MAXIMUM AUCTION RATE" means, for any auction, a per annum interest rate on the auction rate certificate notes which, when taken together with the interest rate on the auction rate certificate notes for the one-year period ending on the final day of the proposed auction period, would result in the average interest rate on the auction rate certificate notes for such period either (a) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus 1.20% for such one-year period (if all of the ratings assigned by the rating agencies to the auction rate certificate notes are "Aa3" or "AA-" or better), (b) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus 1.50% for such one-year period (if any one of the ratings assigned by the rating agencies to the auction rate certificate notes is less than "Aa3" or "AA-" but both are at least any category of "A", or (c) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus 1.75% for such one-year period (if any one of the ratings assigned by the rating agencies to the auction rate certificate notes is less than the lowest category of "A"). If the auction rate certificate notes have not been outstanding for at least such one-year period then for any portion of such period during which such auction rate certificate notes were not outstanding, the interest rates on the auction rate certificate notes for purposes of this definition, shall be deemed to be equal to such rates as the market agent shall determine were the rates of interest on equivalently rated auction securities with comparable lengths of auction periods during such period. For purposes of the auction agent and the registered owners, the ratings referred to in this definition shall be the last ratings of which the auction agent has been given notice pursuant to the auction agent agreement. The percentage



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amount to be added to the Ninety-One Day United States Treasury Bill Rate in any
one or more of (a), (b) and (c) above may be increased with a rating confirmation.

        "NINETY-ONE DAY UNITED STATES TREASURY BILL RATE" shall mean the bond equivalent yield on the 91-day United States Treasury Bills sold at the last auction thereof that immediately precedes the auction date, as determined by the market agent on the auction date.

        "NOTE PAYMENT DATE" shall mean, for any note, any interest payment date, its stated maturity or the date of any other regularly scheduled principal payment with respect thereto.

        "NOTES" shall mean NELNET Student Loan Corporation-2's notes or other obligations issued under the indenture.

        "ONE-MONTH LIBOR," "THREE-MONTH LIBOR," "SIX-MONTH LIBOR" or "ONE-YEAR LIBOR," means the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market which appear on the Telerate Page 3750 as of approximately 11:00 a.m., London time, on the interest rate determination date. If such rate does not appear on Telerate Page 3750, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such interest period will be determined at approximately 11:00 a.m., London time, on such interest rate determination date on the basis of the rate at which deposits in United States dollars having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One- Year LIBOR, respectively, with respect to such interest period will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such interest rate determination date by major banks in New York, New York selected by the calculation agent for loans in United States dollars to leading European banks having a maturity of one month, three months, six months or one year, respectively, and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. If the banks selected are not quoting as mentioned in this definition, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the applicable interest period will be One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One- Year LIBOR, respectively, in effect for the immediately preceding interest period.

        "OBLIGATIONS" shall mean senior obligations, subordinate obligations and junior- subordinate obligations.

        "PARTICIPANT" means a member of, or participant in, the depository.

        "PROGRAM" shall mean NELNET Student Loan Corporation-2's program for the financing and the purchase of student loans, as the same may be modified from time to time.


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        "PROGRAM EXPENSES" shall mean (a) the fees and expenses of the trustee;
(b) the fees and expenses of any auction agent, any market agent, any calculation agent and any broker-dealer then acting under a supplemental indenture with respect to auction rate notes; (c) the fees and expenses of any remarketing agent then acting under a supplemental indenture with respect to variable rate notes; (d) the fees and expenses due to any credit provider of any notes for which a credit facility or liquidity facility is in place; (e) the fees of any servicer and/or custodian under any servicing agreement or custodian agreement; (f) the fees and expenses of NELNET Student Loan Corporation-2 incurred in connection with the preparation of legal opinions and other authorized reports or statements attributable to the notes and the student loans; (g) transfer fees, purchase premiums and loan origination fees on student loans; (h) fees and expenses associated with the delivery of a substitute credit facility or liquidity facility under a supplemental indenture; (i) fees and expenses associated with (but not payments under) derivative products; (j) the costs of remarketing any variable rate notes and (k) expenses incurred for NELNET Student Loan Corporation-2's maintenance and operation of its program as a direct consequence of the indenture, the notes or the student loans, including taxes, the reasonable fees and expenses of attorneys, agents, financial advisors, consultants, accountants and other professionals, attributable to such maintenance and operation, marketing expenses for the program and a prorated portion of the rent, personnel compensation, office supplies and equipment, travel expenses and other lawful payments made to members of the board of directors.

        "RATING" shall mean one of the rating categories of S&P and Fitch or any other rating agency, provided S&P and Fitch or any other rating agency, as the case may be, is currently rating the notes.

        "RATING AGENCY" shall mean, collectively, S&P and Fitch and their successors and assigns or any other rating agency requested by NELNET Student Loan Corporation-2 to maintain a rating on any of the notes.

        "RATING CONFIRMATION" means a letter form each rating agency then providing a rating for any of the notes, confirming that the action proposed to be taken by NELNET Student Loan Corporation-2 will not, in and of itself, result in a downgrade of any of the ratings then applicable to the notes, or cause any rating agency to suspend or withdraw the ratings then applicable to the note.

        "RECIPROCAL PAYMENTS" shall mean any payment to be made to, or for the benefit of, NELNET Student Loan Corporation-2 under a derivative product.

        "RECIPROCAL PAYOR" shall mean a third party which, at the time of entering into a derivative product, has at least an "AA/A-1" rating, or its equivalent, from a rating agency, and which is obligated to make reciprocal payments under a derivative product.

        "RECOVERIES OF PRINCIPAL" shall mean all amounts received by the trustee from or on account of any student loan as a recovery of the principal amount thereof, including scheduled, delinquent and advance payments, payouts or prepayments, proceeds from insurance or from the sale, assignment, transfer, reallocation or other disposition of a student loan and any payments representing such principal from the guarantee or insurance of any student loan.

        "REGISTERED OWNER" shall mean the person in whose name a note is registered on the note registration books maintained by the trustee, and shall also mean with respect to a derivative product, any reciprocal payor, unless the context otherwise requires.


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        "RESERVE FUND REQUIREMENT" shall mean an amount, if any, required to be on deposit in the Reserve Fund with respect to any notes issued pursuant to the supplemental indenture authorizing the issuance of such notes.

        "REVENUE" or "REVENUES" shall mean all recoveries of principal, payments, proceeds, charges and other income received by the trustee or NELNET Student Loan Corporation-2 from or on account of any student loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including interest benefit payments, on any student loan and any special allowance payment received by NELNET Student Loan Corporation-2 with respect to any student loan) and all interest earned or gain realized from the investment of amounts in any fund or account and all payments received by NELNET Student Loan Corporation-2 pursuant to a derivative product.

        "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

        "SECRETARY" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Higher Education Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

        "SECURITIES DEPOSITORY" or "DEPOSITORY" shall mean The Depository Trust Company and its successors and assigns or if, (i) the then securities depository resigns from its functions as depository of the notes or (ii) NELNET Student Loan Corporation-2 discontinues use of the securities depository, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the notes and which is selected by the Issuer with the consent of the trustee.

        "SELLER" shall mean an eligible lender from which NELNET Student Loan Corporation-2 is purchasing or has purchased or agreed to purchase student loans pursuant to a student loan purchase agreement between NELNET Student Loan Corporation-2 and the eligible lender.

        "SELL ORDER" has the meaning set forth under "Description of the Notes-ARC Notes."

        "SENIOR NOTES" shall mean all notes secured on a senior priority to the subordinate obligations and the junior-subordinate obligations.

        "SENIOR OBLIGATIONS" shall mean Class A notes and any derivative product, the priority of payment of which is equal with that of senior notes.

        "SERVICER" shall mean, collectively, National Education Loan Network, Inc., UNIPAC Service Corporation, InTuition, Inc. and any other additional Servicer or successor servicer selected by NELNET Student Loan Corporation-2.

        "SERVICING AGREEMENT" shall mean the servicing agreements with any servicer relating to student loans held by the trustee on behalf of NELNET Student Loan Corporation-2, as amended from time to time.

        "SPECIAL ALLOWANCE PAYMENTS" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Act, or similar allowances, if any, authorized from time to time by federal law or regulation.



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        "SUBORDINATE NOTES" shall mean any notes secured on a priority subordinate to the senior obligations and on a priority senior to the junior-subordinate obligations.

        "SUBORDINATE OBLIGATIONS" shall mean Class B notes and any derivative product, the priority of payment of which is equal with that of Class B notes.

        "SUBSTITUTE AUCTION AGENT" means the Person with whom NELNET Student Loan Corporation-2 and the trustee enter into a substitute auction agent agreement.

        "SUBSTITUTE AUCTION AGENT AGREEMENT" means an auction agent agreement containing terms substantially similar to the terms of the initial auction agent agreement, whereby a person having the qualifications required by the indenture agrees with the trustee and NELNET Student Loan Corporation-2 to perform the duties of the auction agent under the indenture.

        "SUPPLEMENTAL INDENTURE" shall mean an agreement supplemental to the indenture executed pursuant to the indenture.

        "TELERATE PAGE 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service) for the purpose of displaying comparable rates or prices.

        "TREASURY BILL RATE" shall mean the bond equivalent yield for auctions of 91-day United States Treasury Bills on the first day of each calendar week on which the United States Treasury auctions 91-day Treasury Bills, which currently is the United States Treasury's first business day of each week.



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                                   APPENDIX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

               Except in certain limited circumstances, the globally offered notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Cedel Bank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

               Secondary market trading between investors holding Global Securities through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

               Secondary market trading between investors holding Global Securities through Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

               Secondary, cross-market trading between Cedel Bank or Euroclear and Depository Trust Company Participants holding notes will be effected on a delivery- against-payment basis through the respective Depositaries of Cedel Bank and Euroclear (in such capacity) and as Depository Trust Company Participants.

              Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

               All Global Securities will be held in book-entry form by Depository Trust Company in the name of Cede & Co. as nominee of Depository Trust Company Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as Depository Trust Company Participants.

               Investors electing to hold their Global Securities through Depository Trust Company will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

               Investors electing to hold their Global Securities through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.



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SECONDARY MARKET TRADING

               Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

               TRADING BETWEEN DEPOSITORY TRUST COMPANY PARTICIPANTS. Secondary market trading between Depository Trust Company Participants will be settled using the procedures applicable to prior Student Loan Asset-Backed Securities issues in same-day funds.

               TRADING BETWEEN CEDEL BANK AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Bank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

               TRADING BETWEEN DEPOSITORY TRUST COMPANY SELLER AND CEDEL BANK OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a Depository Trust Company Participant to the account of a Cedel Bank Participant or a Euroclear Participant, the purchaser will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the Depository Trust Company Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank, or Euroclear cash debt will be valued instead as of the actual settlement date.

               Cedel Bank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Securities are credited to their accounts one day later.

               As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, Cedel Bank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global



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        Securities were credited to their accounts. However, interest on the
        Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Bank Participant's or Euroclear Participant's particular cost of funds.

               Since the settlement is taking place during New York business hours, Depository Trust Company Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Bank Participants or Euroclear Participants. The sale proceeds will be available to the Depository Trust Company seller on the settlement date. Thus, to the Depository Trust Company Participants a cross-market transaction will settle no differently than a trade between two Depository Trust Company Participants.

               TRADING BETWEEN CEDEL BANK OR EUROCLEAR SELLER AND DEPOSITORY TRUST COMPANY PURCHASER. Due to time zone differences in their favor, Cedel Bank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred the respective clearing system, through the respective Depositary, to a Depository Trust Company Participant. The seller will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel Bank or Euroclear will instruct the Depositary, as appropriate, to deliver the Global Securities to the Depository Trust Company Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to an excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Bank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Bank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

               Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Securities from Depository Trust Company Participants for delivery to Cedel Bank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                      (a) borrowing through Cedel Bank or Euroclear for one day
               (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

                      (b) borrowing the Global Securities in the U.S. from a Depository Trust Company Participant no later than one day prior to settlement, which would



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               give the Global Securities sufficient time to be reflected in their Cedel Bank or Euroclear accounts in order to settle the sale side of the trade; or

                      (c) staggering the value dates for the buy and sell sides
               of the trade so that the value date for the purchase from the Depository Trust Company Participant is at least one day prior to the value date for the sale to the Cedel Bank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

               A beneficial owner of Global Securities holding securities through Cedel Bank, or Euroclear (or through Depository Trust Company if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

               EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

               EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

               EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES. (FORM 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owners or his agent.

               EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

               U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Note Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

               The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a "Foreign Trust," as defined in Section 7701(a)(31) of the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities as well as the application of recently issued Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1998.

                            [outside back cover page]


                                  $-----------


                        NELNET Student Loan Corporation-2
                                     Issuer

                         Student Loan Asset-Backed notes
                                   Series ____



                                   ----------

                     P R O S P E C T U S   S U P P L E M E N T
                                   ----------


                            PAINEWEBBER INCORPORATED
                                   Underwriter



                               ---------- --,----



        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

        WE ARE NOT OFFERING NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

        WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ONLY AS OF THE DATES OF THEIR RESPECTIVE COVERS.

        UNTIL __________ __, ____, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                        [end of outside back cover page]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the expenses to be borne by the registrant, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the Offered Notes hereunder.


SEC registration fee.........................   $660,000
*Accounting fees and expenses................     25,000
*Legal fees and expenses.....................     75,000
*Printing costs..............................     15,000
*Blue Sky fees and expenses..................     15,000
*Trustee's fees..............................     15,000
*Rating Agency fees..........................     50,000
*Miscellaneous...............................     35,000
        Total................................   $890,000


--------------------
*Estimates based on the offering of a single Series of Offered Notes in the aggregate principal amount of $2.5 billion.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Chapter 78, Section 78.751 of the Nevada Revised Statutes gives Nevada corporations broad powers to indemnify their present and former directors and officers, and those of affiliated corporations and other enterprises, against expenses incurred in the defense or settlement of any legal proceeding to which they are made parties by reason of being such directors or officers, subject to specified conditions and exclusions. Section 78.751 also gives a director or officer who successfully defends an action the right to be so indemnified.
Section 78.752 authorizes a Nevada corporation to buy directors' and officers' liability insurance.

        The registrant has adopted a bylaw which makes indemnification mandatory under certain circumstances for a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director or officer of the registrant or of affiliated corporations or other entities. Such persons must be indemnified against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement if it is determined in accordance with the procedures set forth in the bylaws that such person conducted himself in good faith and that he reasonably believed (a) in the case of conduct in his official capacity with the registrant, that his conduct was in the registrant's best interest, or (b) in all other cases (except criminal cases), that his conduct was at least not opposed to the registrant's best interests, or (c) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. The registrant must also indemnify any such person who was wholly successful in defense of any action, suit, or proceeding as to which he was entitled to indemnification against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding. No indemnification shall be made to such persons with respect to any claim, issue or matter in connection with a proceeding by or in the right of registrant in which the person is adjudged liable to the registrant, or in connection with any proceeding charging that the person derived an improper personal benefit in which he was adjudged liable on the basis that he derived an improper personal benefit.

        Pursuant to agreements which the registrant may enter into with underwriters or agents (forms of which are included as exhibits to this Registration Statement), officers and directors of the registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been furnished to the registrant by such underwriters or agents that appear in the Registration Statement or any Prospectus.

ITEM 16.  EXHIBITS.

        The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

EXHIBIT NO.    DESCRIPTION

   1.1     Form of Underwriting Agreement*

   4.1 Form of Indenture of Trust by and between Registrant and Zions First National Bank, a national banking association*

   5.1     Opinion of Kutak Rock LLP as to the validity of the Notes*

   8.1     Opinion of Kutak Rock LLP Regarding Tax Matters (included in
           Exhibit 5.1)

  23.1     Consent of Kutak Rock LLP (included in Exhibit 5.1 hereto)*

  23.2     Consent of Ballard Spahr Andrews & Ingersoll, LLP*

  25.1 Statement of Eligibility of Zions First National Bank, Trustee on Form T-1**

*  Filed herewith.

** To be filed by the Registrant no later than the second business day following the initial date of public offering of Registrant's Notes pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended and Rule 5b-3 thereunder.



ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes that:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act or 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

        The undersigned Registrant hereby undertakes to file an application for the purpose of determining the elegibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in accordance with the rues and regulations prescribed by the Commission under Section 305 (b)(2) of the Trust Indenture Act.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 30, 1999.


                               NELNET STUDENT LOAN CORPORATION-2, a
                               Nevada corporation



                                 By /S/STEPHEN F. BUTTERFIELD
                                    -------------------------------------
                                       Stephen F. Butterfield, President


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                          TITLE                    DATE

 /S/ MICHAEL S. DUNLAP        Chairman of the Board            December 30, 1999
Michael S. Dunlap             (Principal Executive Officer)

 /S/ STEPHEN F. BUTTERFIELD   President and Director           December 30, 1999
---------------------------
Stephen F. Butterfield

 /S/ RONALD W. PAGE           Vice-President, Secretary,       December 30, 1999
---------------------------
Ronald W. Page                Treasurer and Director
                              (Principal Financial and
                              Accounting Officer)

 /S/ ROSS WILCOX              Director                         December 30, 1999
---------------------------
Ross Wilcox

 /S/ PAUL HOFF                Director                         December 30, 1999
---------------------------
Dr. Paul Hoff

                        NELNET STUDENT LOAN CORPORATION-2

                       REGISTRATION STATEMENT ON FORM S-3


                                  EXHIBIT LIST


EXHIBIT NO.              DESCRIPTION

    1.1    Form of Underwriting Agreement

    4.1 Form of Indenture of Trust by and between Registrant and Zions First National Bank

    5.1    Opinion of Kutak Rock LLP as to the validity of the Notes

    8.1    Opinion of Kutak Rock LLP Regarding Tax Matters (included in
           Exhibit 5.1)

   23.1    Consent of Kutak Rock LLP (included in Exhibit 5.1 hereto)

   23.2    Consent of Ballard Spahr Andrews & Ingersoll, LLP